UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2013

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. (“EOG”) will be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Thursday, May 2, 2013, for the following purposes:

1. To elect seven directors to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the year ending December 31, 2013;

3. To approve the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan;

4. To hold a non-binding advisory vote on executive compensation; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on March 8, 2013 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 27, 2013

i

EOG RESOURCES, INC.

PROXY STATEMENT

The enclosed form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us,” “our” or “company”) to be used at our 2013 annual meeting of stockholders (“Annual Meeting”) to be held in the Dezavala meeting room of the Doubletree Hotel at 400 Dallas Street, Houston, Texas, at 3:00 p.m., Houston time, on Thursday, May 2, 2013. This proxy statement and the enclosed form of proxy is being first sent or given to our stockholders on or about March 27, 2013.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. If you would like to attend the Annual Meeting and vote in person, you may contact our Corporate Secretary at (713) 651-6260 for directions to the Annual Meeting.

Attendance at the Annual Meeting is limited to holders of record of our Common Stock at the close of business on March 8, 2013 (“Record Date”) and EOG’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement indicating that you owned shares of our Common Stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Our 2012 annual report is being mailed with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. However, the annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy.

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have also retained a third-party proxy solicitation firm, Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, to solicit proxies on behalf of the Board, and expect to pay such firm approximately $8,000 for their services, plus any reasonable out-of-pocket expenses incurred. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders and the 2012 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement, the accompanying notice of annual meeting of stockholders and/or the 2012 annual report to such a stockholder at a shared address to which a single copy of such document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2012 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary at (713) 651-6260.

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election at the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also inspect this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 2, 2013

Pursuant to United States Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, our proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2012 annual report are available via the Internet at www.eogresources.com/investors/annreport.html and at www.proxyvote.com.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 271,903,701 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, “Exchange Act”)) whom we know beneficially owned more than 5% of our Common Stock as of December 31, 2012, based on filings with the SEC as of February 28, 2013.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(a)
Capital Research Global Investors(b)	24,073,353	8.9%
333 South Hope Street, Los Angeles, CA 90071
BlackRock, Inc.(c)	15,103,604	5.6%
40 East 52nd Street, New York, NY 10022
The Growth Fund of America, Inc.(d)	14,486,537	5.3%
333 South Hope Street, Los Angeles, CA 90071
The Vanguard Group(e)	14,337,297	5.3%
100 Vanguard Blvd., Malvern, PA 19355

(a)	Based on 271,632,231 shares of our Common Stock outstanding as of December 31, 2012.

(b)	Based on its Schedule 13G/A filed on February 13, 2013 with respect to its beneficial ownership of our Common Stock as of December 31, 2012, Capital Research Global Investors has sole voting power and sole dispositive power with respect to 24,073,353 shares.

(c)	Based on its Schedule 13G/A filed on February 8, 2013 with respect to its beneficial ownership of our Common Stock as of December 31, 2012, BlackRock, Inc. has sole voting power and sole dispositive power with respect to 15,103,604 shares.

(d)	Based on its Schedule 13G/A filed on February 13, 2013 with respect to its beneficial ownership of our Common Stock as of December 31, 2012, The Growth Fund of America, Inc. has no voting power (sole or shared) and no dispositive power (sole or shared) with respect to the shares beneficially owned by the fund. However, as stated in its Schedule 13G/A filing, under certain circumstances, The Growth Fund of America, Inc. may have voting power with respect to shares of the fund. Moreover, according to its Schedule 13G/A filing, the 14,486,537 shares beneficially owned by The Growth Fund of America, Inc. “may also be reflected in a filing made by Capital Research Global Investors and/or Capital World Investors.”

(e)	Based on its Schedule 13G filed on February 12, 2013 with respect to its beneficial ownership of our Common Stock as of December 31, 2012, The Vanguard Group has sole voting power with respect to 473,119 shares, sole dispositive power with respect to 13,869,430 shares and shared dispositive power with respect to 467,867 shares.

Stock Ownership of the Board and Management

The following table sets forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each “Named Officer” of EOG named in the “Summary Compensation Table” below and (3) all current directors and executive officers of EOG as a group, in each case as of February 28, 2013.

Name	Shares Beneficially Owned(a)	Stock Options and Stock-Settled Stock Appreciation Rights Exercisable by 4-29-13(b)	Total Beneficial Ownership	Restricted Stock Units, Performance Units and Phantom Shares(c)	Total Ownership(d)
George A. Alcorn(e)	6,913	6,651	13,564	1,300	14,864
Charles R. Crisp	11,207	16,651	27,858	7,023	34,881
James C. Day	5,557	3,420	8,977	1,300	10,277
Michael P. Donaldson	26,473	565	27,038	3,380	30,418
Timothy K. Driggers	62,863	5,939	68,802	5,930	74,732
Mark G. Papa	719,734	179,886	899,620	559,019	1,458,639
H. Leighton Steward	30,519	58,651	89,170	9,176	98,346
Donald F. Textor	24,052	517	24,569	22,837	47,406
Gary L. Thomas	365,595	17,136	382,731	165,463	548,194
William R. Thomas	144,245	17,914	162,159	90,378	252,537
Frank G. Wisner	11,557	72,651	84,208	18,521	102,729
All current directors and executive officers as a group (11 in number)	1,408,715	379,981	1,788,696	884,327	2,673,023

(a)	Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power; (2) shares held under the EOG Resources, Inc. Savings and Retirement Plan (“Savings and Retirement Plan”) for which the participant has sole voting and investment power; (3) shares of restricted stock held under the EOG Resources, Inc. 1992 Stock Plan (as amended and restated, “1992 Stock Plan”) or under the EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (as amended, “2008 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 1992 Stock Plan or the 2008 Stock Plan, respectively; (4) shares of performance stock (assuming a 100% performance multiple) held under the 2008 Stock Plan for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 2008 Stock Plan; and (5) shares of our Common Stock that would be received upon the vesting of restricted stock units (“RSUs”) held under the 1992 Stock Plan on or before April 29, 2013.

(b)

The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of (1) shares of our Common Stock that would be received upon the exercise of stock options held under the 1992 Stock Plan, the 1993 Nonemployee Directors Stock Option Plan or the 2008 Stock Plan by the individuals shown that are exercisable on or before April 29, 2013; and (2) shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held under the 1992 Stock Plan or the 2008 Stock Plan by the individuals shown that are exercisable on or before April 29, 2013, based on, for purposes of this table, the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $125.71 per share on February 28, 2013, net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.

(c)	Includes (1) RSUs held under the 1992 Stock Plan or the 2008 Stock Plan vesting after April 29, 2013 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 1992 Stock Plan or the 2008 Stock Plan, respectively; (2) performance units (assuming a 100% performance multiple) held under the 2008 Stock Plan vesting after April 29, 2013 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; and (3) phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 409A Deferred Compensation Plan (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (as amended, “Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest on or before April 29, 2013, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)	None of our directors or named executive officers beneficially owned, as of February 28, 2013, more than 1% of the shares of our Common Stock outstanding as of February 28, 2013. Based on 271,816,066 shares of our Common Stock outstanding as of February 28, 2013, our current directors and executive officers as a group (11 in number) beneficially owned approximately 0.7% of the shares of our Common Stock outstanding as of February 28, 2013 and had total ownership of approximately 1.0% of the shares of our Common Stock outstanding as of February 28, 2013.

(e)	Pursuant to our Corporate Governance Guidelines, Mr. Alcorn, having attained the age of 80, will not stand for re-election as a director at the Annual Meeting; his current term will expire in conjunction with the Annual Meeting.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that six of our seven current directors, namely Messrs. Alcorn, Crisp, Day, Steward, Textor and Wisner, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/about/corpgov.html, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between EOG and each director and between EOG and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated. Specifically, the Board considered (1) various transactions in connection with the exploration and production of crude oil and natural gas, such as revenue distributions, joint interest billings, payments for midstream (i.e., gathering, processing and transportation-related) services and payments for crude oil and natural gas, between EOG and certain entities engaged in certain aspects of the oil and gas business for which one of our directors is a director or otherwise affiliated, and (2) payments of dues and contributions to certain not-for-profit entities (such as trade associations) with which one of our directors is affiliated.

Except with respect to Mr. Papa, the Board has determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board has determined that Mr. Papa is not independent because he is our Chief Executive Officer (“CEO”). In addition, Mr. W. Thomas, who is a nominee for election as a director at the Annual Meeting, will not be independent if he is elected because he is our President.

Meetings

The Board held six meetings during the year ended December 31, 2012.

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our annual meeting of stockholders. All of the directors attended our 2012 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors (each of whom is independent) held six executive sessions during the year ended December 31, 2012. Each of our non-employee directors attended each of the executive sessions. Mr. Crisp was appointed by the non-employee directors as the presiding director for these sessions, and Mr. Steward has been appointed by the non-employee directors as the presiding director for executive sessions in 2013.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for EOG at the present time is for Mr. Papa to serve as both Chairman of the Board and CEO.

This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Mr. Papa has been our Chairman of the Board and CEO since 1999 and has been with EOG and its predecessor companies for over 31 years. Since becoming an independent public company in 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies in the Standard & Poor’s 500 Index as well as the performance of the Dow Jones Industrial Average and the Nasdaq Composite Index, thus demonstrating, we believe, the effectiveness of EOG’s leadership structure.

The Board believes that there is already substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•

We have an independent presiding director.    The presiding director is elected annually by and from the independent directors of our Board. Our Board believes that the presiding director serves a valuable role in the overall leadership of the Board by providing additional oversight of our management. The presiding director has clearly defined leadership authority and responsibilities, which are described in our Corporate Governance Guidelines and which include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present as well as executive sessions of the independent directors, (ii) serving as liaison between the Chairman of the Board and our other executive officers and the independent directors and (iii) briefing the Chairman of the Board and our executive officers, as needed or appropriate, on matters discussed in the executive sessions. Our presiding director establishes the agenda for the executive sessions of the independent directors and has the authority to call, and establish the agenda for, additional meetings of the independent directors. In addition, our presiding director is afforded direct and complete access to the Chairman of the Board at any time as the presiding director deems necessary or appropriate, and is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below.

•

We have a substantial majority of independent directors.    Six of our current seven directors meet the criteria for independence required by the NYSE, the SEC and our bylaws; only Mr. Papa is deemed not independent since he is our CEO. Subsequent to the Annual Meeting (if Mr. W. Thomas is elected), five of our seven directors are expected to meet the criteria for independence required by the NYSE, the SEC and our bylaws; Mr. W. Thomas will not be independent since he is our President. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence standards.

•

Key committees are comprised solely of independent directors.    Our Audit, Compensation and Nominating and Governance Committees are each comprised solely of independent directors. Each of our independent directors serves on each of the committees.

•

Non-employee directors meet regularly.    Our non-employee directors (each of whom is independent) typically meet in executive session without our employee director (Mr. Papa) at each regularly scheduled Board meeting. Our non-employee directors held six executive sessions during the year ended December 31, 2012. As noted above, such executive sessions are chaired by the presiding director.

•

We have annual director elections.    Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

As we announced in September 2011, the Board and Mr. Papa have determined that Mr. Papa will continue to serve as our CEO through June 2013, when he will be succeeded by Mr. W. Thomas, currently our President. In addition, as we announced in August 2012, the Board and Mr. Papa have determined that Mr. Papa will continue to serve as our Chairman of the Board and as an employee of EOG through December 2013, when he will retire as Chairman of the Board and as an employee of EOG, and be succeeded by Mr. W. Thomas.

Accordingly, beginning in January 2014, we expect that Mr. W. Thomas will serve as both our Chairman of the Board and CEO, which the Board believes will be the most effective leadership structure for EOG at such time. Mr. W. Thomas has been with EOG and its predecessor companies for over 34 years. Prior to becoming our President, Mr. W. Thomas served in various leadership positions at EOG, including both leadership positions in our Houston, Texas headquarters office and leadership positions in our Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk to our company, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other executive officers and determines our executive compensation. Our Nominating and Governance Committee focuses on issues relating to Board and Board committee composition and corporate governance matters. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk.

At this time, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experiences with the daily management of our business as our CEO, Mr. Papa (EOG’s Chairman of the Board and CEO) provides the Board with valuable insight into our risk profile and the options to mitigate and address those risks. Likewise, we believe that Mr. W. Thomas (upon becoming both our Chairman of the Board and CEO beginning in January 2014 as discussed above) will also provide the Board with valuable insight into our risk profile and the options to mitigate and address those risks, given his past experiences in the daily management of our business as our President and in other executive leadership positions and based on the experiences he will have in the daily management of our business as our new CEO beginning in July 2013.

Committees of the Board

The charter for each committee of the Board identified below is available on our website at www.eogresources.com/about/corpgov.html. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board. In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute greater weight to any one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee (other than the general requirements of our Corporate Governance Guidelines discussed below with respect to director age, director independence and director service on the boards of directors of other public companies), the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and of the oil and gas industry.

Our current Board of seven directors is consistent with our Corporate Governance Guidelines, and our Board has no current plans to increase the size of the Board. However, if, in the future, the Board determines that it is appropriate to add a directorship, the Nominating and Governance Committee will, pursuant to its charter, take into account diversity in professional experience, skills and background, diversity in race and gender and the other attributes and factors described above, in evaluating candidates for such directorship.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/about/corpgov.html, mandate that:

•	no director shall be eligible to stand for re-election after having attained the age of 80, unless approved by the Board;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE, the SEC and our bylaws; and

•	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. As an alternative to term limits for directors, the Nominating and Governance Committee annually reviews each director’s continuation on the Board. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

In addition, the Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2014 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating and Governance Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating and Governance Committee held four meetings during the year ended December 31, 2012. The Nominating and Governance Committee is currently comprised of Messrs. Wisner (Chairman), Alcorn, Crisp, Day, Steward and Textor.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Textor, an independent director since 2001 and the Chairman of our Audit Committee since 2001, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Textor has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Item 1. Election of Directors” below, and by having served as Chairman of our Audit Committee since 2001.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, oversee, evaluate and terminate our independent auditors and any other registered public accounting firm engaged to perform audit, review or attest services for EOG, and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee. The Audit Committee also reviews and approves an annual Report of the Audit Committee that is included in this proxy statement.

The Audit Committee held six meetings during the year ended December 31, 2012 and is currently comprised of Messrs. Textor (Chairman), Alcorn, Crisp, Day, Steward and Wisner.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans and for the evaluation and determination of the compensation arrangements for our executive officers and directors. The Compensation Committee is also responsible for reviewing the disclosures in our Compensation Discussion and Analysis and providing an annual Compensation Committee Report, both of which are included in this proxy statement. Please refer to “Compensation Discussion and Analysis — Compensation Process” and “Director Compensation and Stock Ownership Guidelines” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations.

In addition, the Compensation Committee is authorized to retain, oversee, obtain the advice of, compensate and terminate such compensation consultants and other advisors as the Compensation Committee deems necessary to assist with the execution of its duties and responsibilities, and is responsible for assessing the independence of any such consultants or advisors and whether any such consultant or advisor has a conflict of interest in respect of its engagement by the Compensation Committee.

All of the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Exchange Act and qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).

The Compensation Committee held four meetings during the year ended December 31, 2012 and is currently comprised of Messrs. Alcorn (Chairman), Crisp, Day, Steward, Textor and Wisner.

Compensation Committee Interlocks and Insider Participation

Messrs. Alcorn, Crisp, Day, Steward, Textor and Wisner serve as members of the Compensation Committee and none of them is a current or former officer or employee of EOG. During the year ended December 31, 2012, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Board’s Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/about/corpgov.html.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate. Mr.  Steward has been chosen as the presiding director for 2013.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that, along with our Code of Conduct, applies to our principal executive officer, principal financial officer, principal accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/about/corpgov.html, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary. We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, our principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees.

Moreover, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/about/corpgov.html. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

In connection with the fiscal year 2012 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, “Communication with Audit Committees,” and United States Securities and Exchange Commission Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2012 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE
Donald F. Textor, Chairman
George A. Alcorn
Charles R. Crisp
James C. Day
H. Leighton Steward
Frank G. Wisner

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
George A. Alcorn, Chairman
Charles R. Crisp
James C. Day
H. Leighton Steward
Donald F. Textor
Frank G. Wisner

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, (i) “Named Officers” refers to Mark G. Papa, our Chairman of the Board and Chief Executive Officer; William R. Thomas, our President; Gary L. Thomas, our Chief Operating Officer; Timothy K. Driggers, our Vice President and Chief Financial Officer; and Michael P. Donaldson, our Vice President, General Counsel and Corporate Secretary; and (ii) “peer group,” “peer companies” or similar phrases refers to the companies identified under “Compensation Assessment Tools” below.

Executive Summary

The Compensation Committee (“Committee”) believes that our executive management team has created significant value for our stockholders by developing a more heavily weighted crude oil portfolio of resource plays, while maintaining our core natural gas assets. As part of its transition from a predominantly natural gas-based company to one focused on crude oil, EOG seized a first-mover opportunity to capture dominant positions in onshore horizontal crude oil shale plays and capture higher margins and rates of return. Through the vision and efforts of our executive management team, EOG was able to transform from a North American natural gas company to a North American crude oil company with an extensive crude oil drilling inventory. The Committee believes that this impressive transformation has allowed EOG to stand out among its peer companies. The following are key highlights of our achievements in 2012:

•	Delivered 23 percent total return to our stockholders, the highest in our peer group.

•	Led our peer group with year-over-year growth of 50 percent in non-GAAP earnings per share* and 26 percent in discretionary cash flow*.

•	Achieved 39 percent year-over-year total company crude oil and condensate growth, 37 percent total liquids growth and 10 percent total company production growth.

•	Significantly increased our overall reserve estimate for the Eagle Ford Shale, our flagship oil play, through well downspacing and enhanced completion techniques.

•	Had continued drilling success in the Bakken/Three Forks.

•	Announced a new Wolfcamp Shale play in the Delaware Basin and significantly increased our overall reserve estimates for the Leonard Shale and the total combined Delaware Basin.

•

Accomplished a successful start-up of both our Wisconsin sand plant and St. James, Louisiana crude-by-rail unloading facility, giving us significant competitive advantages relative to finding costs and realized crude oil prices.

•	Maintained a strong balance sheet, ending the year with a 29 percent net debt-to-total capitalization ratio*.

Consistent with, and in recognition of, these achievements, the Committee awarded bonuses above target levels to each of our Named Officers for their 2012 performance and increased the size of the long-term incentive grants made to our Named Officers as compared to their prior year grants.

Say-on-Pay Vote and Key Program Changes

At our 2012 annual meeting, a significant majority of our stockholders voted to approve our executive compensation program. Based on feedback we received during the voting process and in our discussions with stockholders, we further evaluated our executive compensation program to ensure alignment with current market

*	See Annex A to this proxy statement.

practices, governance trends, and our business need to attract and retain a talented executive team. Based on this evaluation, we made the following key changes to our compensation program in 2012:

•

We restructured our annual bonus program for the Named Officers to further simplify the program, align with current market practices, and enhance the structure of the bonus. The changes include incorporating individual bonus targets as a percent of salary, adding weightings to the operational, financial and strategic goals used to determine the bonuses, and paying the bonuses entirely in cash rather than a mix of cash and EOG stock.

•

We implemented a performance-based long-term incentive plan for our Named Officers based on our total stockholder return relative to our peers, to add additional performance linkage to our long-term incentive awards.

We believe these changes continue to reinforce our focus on alignment with current governance trends while maintaining a competitive compensation program. These changes add to the other stockholder-friendly features of our executive compensation program, such as:

•	An annual bonus plan that is tied to annual operational, financial and strategic goals.

•

Significant alignment with our stockholders in the form of annual stock grants with long-service vesting requirements of five-year “cliff” vesting for performance stock/units and restricted stock/RSUs and four-year ratable vesting for SARs.

•	Meaningful stock ownership requirements for the Named Officers.

•	Minimal perks and limited supplemental pension benefits.

•	No employment agreements.

•	Change-in-control protection that does not include a “single-trigger” severance benefit or excise tax “gross-up.”

•	The Committee’s engagement of an independent compensation consultant.

Compensation Objectives

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

•

Competition Among Peers.    The Committee believes that our executive compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so that we can attract, motivate and retain top industry talent. The Committee references the middle range of compensation opportunities among our peer group, while considering other factors and individual situations that influence the attraction, motivation and retention of exceptional talent.

•

Accountability for Our Performance.    The Committee also believes that our executive compensation program should be tied, in part, to our operational, financial and strategic performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined operational, financial and strategic goals.

•

Accountability for Individual Performance.    In addition, the Committee believes that our executive compensation program should be tied, in part, to each executive officer’s achievement of his pre-determined individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•

Alignment with Stockholder Interests.    Moreover, the Committee believes that our executive compensation program should be tied, in part, to our stock price performance through grants of performance stock/units, restricted stock/RSUs and SARs, to further align our executive officers’ interests with those of our stockholders.

Each of the components of our executive compensation program plays a unique role in meeting our compensation objectives:

Compensation Element	Role in Total Compensation
Base Salary	• Provides a competitive level of fixed compensation based on the individual’s role, experience, qualifications and performance
Annual Bonus

•    Aligns Named Officers with our annual operational, financial and strategic performance

•    Recognizes individual contributions to our annual performance

•    Communicates the Board’s evaluation of our annual performance

Long-Term Incentives – Performance Stock/ Units (PS/PUs), Restricted Stock/Units (RS/RSUs), and SARs

•    Aligns Named Officers with sustained long-term value creation

•    Creates a meaningful and sustained ownership stake in EOG

•    Fosters retention through forfeitable awards

•    Requires industry-competitive stock performance to achieve or surpass targeted compensation levels

Post-Termination Compensation and Benefits	• Provides a competitive level of income protection
Benefits – Retirement, Health and Welfare	• Provides financial security for various life events (e.g., disability or death) • Matches benefits generally provided to other EOG employees

The following charts illustrate the primary elements of compensation for our CEO and our other Named Officers and for the CEOs and other named executive officers of our peer group companies. Our CEO’s compensation package is more substantial than that of our other Named Officers. The Committee has determined that this difference is acceptable based on its comparison of the compensation packages awarded to the CEOs of our peer group companies. Our executive compensation program is more heavily weighted towards long-term equity compensation than our peer group, consistent with our belief that our executive compensation program should be tied, in part, to our stock price performance to further align the interests of our Named Officers with our stockholders.

CEO

OTHER NAMED OFFICERS

Compensation Process

During each year, the Committee periodically reviews our executive compensation program and determines whether each component continues to promote our compensation objectives.

The Committee’s Decision-Making Process

The Committee oversees a rigorous process to set performance goals, evaluate progress toward such goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.

Each February, the Committee approves our operational, financial and strategic goals for that year based on recommendations and input from management. These approved company performance goals become the individual performance goals for our CEO. As discussed further below, Mr. Papa establishes the individual performance goals for each of our other executive officers.

At each meeting throughout the year, our CEO provides the Committee a detailed progress update on the performance goals approved in February. The Committee also receives and reviews updates on governance trends, regulatory changes and industry compensation matters throughout the year.

Each September, the Committee considers certain compensation actions for our Named Officers, including salary adjustments and annual long-term incentive awards. The Committee reviews industry compensation data and relevant external trends, along with an assessment of our progress to-date toward our operational, financial and strategic goals and each Named Officer’s contributions toward our achievement of such goals, to determine the appropriate compensation actions.

At its meeting the following February, the Committee considers a range of information to determine the appropriate annual bonuses for our CEO and other Named Officers, including:

•

Audited financial information to evaluate and certify the actual performance achieved as compared to the company performance goals and the financial performance goal stated in our Executive Officer Annual Bonus Plan.

•	Company performance relative to the company operational, financial and strategic goals.

•	Individual officer performance relative to the individual performance goals established at the beginning of the prior year.

•

The prior year’s economic environment, commodity price fluctuations and other unforeseen influences (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

Role of Chief Executive Officer and Other Officers

The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than himself. Mr. Papa meets with each executive officer at the beginning of the year to identify and discuss individual performance goals related to the executive officer’s expected contribution to the achievement of our performance goals for the upcoming year. Mr. Papa provides performance feedback to each executive officer throughout the year and conducts a formal performance review with each executive officer at the end of the year. Mr. Papa and his officer team also provide information to the Committee regarding the performance of the company for the Committee’s determination of annual bonuses. The Committee makes the final determination of Named Officer compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

Role of Independent Consultant

For 2012, the Committee continued its engagement of Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Committee, and the Committee determines the scope of Meridian’s engagement, which includes:

•	Attending and participating in meetings of the Committee.

•	Providing input into compensation program design discussions and individual compensation actions, as needed.

•	Providing benchmarking (i.e., peer company) data on executive compensation for the Committee to use in its decision-making process.

•	Reviewing and providing feedback on our SEC filings relating to executive compensation, including our Compensation Discussion and Analysis disclosures.

•	Keeping the Committee apprised of trends and other developments affecting executive compensation.

Meridian meets periodically with members of EOG management in carrying out these duties. The Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interests associated with Meridian’s engagement.

Compensation Assessment Tools

In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our CEO and our other Named Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.

The Committee selects peer companies with similar market capitalization and similar lines of business to EOG (i.e., independent exploration and production companies). The peer group changes from time to time as a result of fluctuations in company size, changes in the business lines of our peers, acquisitions, developments in the oil and gas industry and other factors. For 2012, the Committee added Marathon Oil Corporation to the peer group as it completed the separation of its downstream (i.e., refining) operations from its upstream (i.e., exploration and production) operations. Consequently, the 2012 peer group consisted of the following independent exploration and production companies, each with a market capitalization over $10 billion:

•	Anadarko Petroleum Corporation

•	Apache Corporation

•	Chesapeake Energy Corporation

•	Devon Energy Corporation

•	EnCana Corporation

•	Marathon Oil Corporation

•	Noble Energy, Inc.

•	Southwestern Energy Company

In September 2012, Meridian provided the Committee with a Top Officer Benchmarking Study based on Meridian’s North America Oil & Gas Exploration and Production Compensation Survey. The report provided information on the amounts, opportunities and forms of compensation used across our peer group. The Committee also reviewed data from a broader group of oil and gas exploration and production companies that included integrated oil and gas companies and other industry companies of varying sizes to validate the data from our peer group.

Executive Compensation Program for 2012

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Officers.

Base Salary

The following table presents the base salaries and salary adjustments approved by the Committee for our Named Officers in 2012.

2012 Base Salaries and Salary Adjustments

Name	Previous Base Salary		Base Salary Effective September 8, 2012		Percent Increase		Rationale
Mark G. Papa		$940,000		$940,000	0%		At Mr. Papa’s request, his salary has not been increased since 2004.

William R. Thomas Gary L. Thomas	$ $	675,000 675,000	$ $	725,000 725,000	7.4 7.4	% %	Salaries for Messrs. W. Thomas and G. Thomas were increased in September 2012 based on peer group compensation and our planned CEO succession.

Timothy K. Driggers		$400,000		$425,000	6.3%		Mr. Driggers’ salary was increased in September 2012 to bring him closer to the 50th percentile of the peer group.

Michael P. Donaldson		$370,000		$410,000	10.8%		Mr. Donaldson’s salary was increased in September 2012 to bring him closer to the 50th percentile of the peer group for his new position.

Annual Bonus

Our CEO and other Named Officers are eligible to receive annual bonuses under our stockholder-approved Executive Officer Annual Bonus Plan. We must achieve positive Adjusted Non-GAAP Net Income* (as reported in our year-end earnings release) for the payment of bonuses to our Named Officers under the Executive Officer Annual Bonus Plan, which ensures tax deductibility of any bonus awards. The Committee certified the achievement of that financial performance goal for 2012.

The Committee believes that a subjective determination of bonus funding based on a retrospective evaluation of performance against specified goals yields the most appropriate bonus outcome. The Committee also believes that setting specific performance goals in advance helps establish important benchmarks and communicates EOG’s top priorities to its Named Officers and employees. In addition to or instead of the categories of performance goals listed below, the Committee in the future may establish performance goals based on other financial measures related to returns and revenues as well as operational and strategic goals relevant to our annual operating plan.

In a commodity business like ours, certain performance goals can lose their relevance with material fluctuations in commodity prices. In addition, strict adherence to established performance goals may also prevent us from modifying our business strategy during the year as appropriate. Accordingly, the Committee has the discretion to revise or modify the performance goals during the year to address material fluctuations in commodity prices, changes to our operating plan or business strategy and other factors.

*	See Annex A to this proxy statement.

The Committee established the following goals and weightings to evaluate our 2012 performance. The resulting subjective assessment of performance against each goal is also provided below. See Annex A for definitions of certain of the terms used below and for reconciliations of, and related discussion with respect to, the non-GAAP measures referenced below.

Performance Goal	Weighting	Assessment	Result
Achieve a 15% after-tax rate of return	25%	Exceeded a 15% after-tax rate of return on $7.5 billion of capital expenditures	Exceeded

Achieve top-half status in peer group regarding year-over-year EPS, EBITDAX, and cash flow growth	15%	Led the peer group with year-over-year non-GAAP EPS growth of 50%, EBITDAX growth of 26% and DCF growth of 26%	Significantly Exceeded

Achieve the following production and unit cost targets:	10%		Exceeded

• 202 Mbld liquids production		Achieved 214 Mbld liquids production (37% year-over-year growth)

• 447 Mboed total production		Achieved 466 Mboed total production (10% year-over-year growth)

• $19.00/Boe DDA		Actual DDA – $18.57/Boe

• $10.50/Boe LOE & Transportation Expense		Actual LOE & Transportation Expense –$9.38/Boe

• $2.25/Boe G&A Expense		Actual G&A Expense – $1.94/Boe

• $1.25/Boe Interest Expense		Actual Interest Expense – $1.25/Boe

Achieve top half status in peer group for forward year cash flow multiple and absolute stock price performance	10%	Finished first in peer group in absolute stock price performance and second in forward year cash flow multiple	Significantly Exceeded

Strategic goals, such as:	40%		Met

• achievement of an 8.8% ROCE and 11% ROE based on non-GAAP earnings;		Achieved 9.4% ROCE and 11.8% ROE based on non-GAAP earnings

• the sale of an aggregate $1.1 billion in non-core assets;		Sold $1.3 billion of non-core assets

• achievement of a year-end net debt-to-total capitalization ratio of less than 30%; and		Year-end net debt-to-total capitalization ratio was 29%

• other strategic goals		Accomplished a successful start-up of both our Wisconsin sand plant and St. James, Louisiana crude-by-rail unloading facility, as well as successful execution of additional strategic goals which set us up for future organic high rate-of-return crude oil production

The Committee applied the results above to the individual Named Officer bonus targets that were established for 2012 based on a review of peer group compensation data and to appropriately reflect each Named Officer’s contribution to the company’s achievement of its 2012 performance goals, including consideration of whether each Named Officer is in an operating or staff function. Based on the results of the Committee’s assessment set forth above, the Committee awarded a bonus to each of the Named Officers for 2012 performance as follows:

2012 Annual Bonus Awards

Name	Current Salary	Bonus Target (as a % of Salary)	Performance Factor	Actual Bonus Paid ($)
Mark G. Papa	$940,000	150%	130%	$1,833,000
William R. Thomas	$725,000	100%	130%	$942,500
Gary L. Thomas	$725,000	100%	130%	$942,500
Timothy K. Driggers	$425,000	80%	125%	$425,000
Michael P. Donaldson	$410,000	80%	125%	$410,000

In order to simplify the bonus program and align with current market practices, the Committee discontinued the practice of paying a portion of the Named Officers’ bonuses in restricted stock/RSUs. Accordingly, the annual bonuses for the Named Officers for 2012 were paid entirely in cash.

Long-Term Incentives

The long-term incentive component of our executive compensation program for our Named Officers in 2012 consisted of three vehicles:

•	Performance Stock/Units

•	Restricted Stock/RSUs

•	SARs

The table below summarizes the key features of each vehicle.

Vehicle	Purpose	Key Terms
Performance Stock/Units	• Reward our Named Officers based on EOG’s performance versus peers • Align the Named Officers with our stockholders • Emphasize our long-term strategy

•    Our total stockholder return is measured relative to the total stockholder return of our peer companies over the first three full calendar years of the five-year vesting period

•    Awards denominated and paid (upon vesting) in shares of our Common Stock

•    Stockholder return calculated using December average closing stock prices at beginning and end of performance period

•    0-200% of award may be earned based on EOG’s total stockholder return ranking relative to our peers with 100% of the award earned if EOG ranks at the median of the peer group. Payout scale provided below

•    “Cliff” vest five years from grant date

•    Dividends are subject to the applicable performance multiple and are credited to the holder and are paid at the expiration of the vesting period or forfeited if the performance stock/units are forfeited

Restricted Stock/ RSUs

•    Align the Named Officers with our stockholders

•    Enhance the retention of our Named Officers

•    Emphasize our long-term strategy

•    May be issued in special situations to recognize achievements (for example, the discovery of significant oil and gas reserves)

•    “Cliff” vest five years from grant date

•    Dividends are credited to the holder and are paid at the expiration of the vesting period or forfeited if the restricted stock/RSUs are forfeited

•    RSUs are granted instead of restricted stock if the Named Officer is 62 years old or older or will reach age 62 prior to the grant’s vesting date, in order to avoid adverse tax consequences to the Named Officer under the Code

SARs	• Reward our Named Officers for increases in stockholder value • Align the Named Officers with our stockholders

•    Seven-year exercise period

•    SARs are settled in shares of our Common Stock based on the appreciation in value of the SAR based on the excess of the fair market value of our Common Stock on the date of exercise over the exercise price, net of applicable taxes

•    Vest over four years at 25% per year

The long-term incentive awards granted to each Named Officer are determined in September of each year (with grant dates established approximately two weeks after the date of approval to allow time to administer the grants) based on the following factors:

•	An evaluation of our progress to-date towards achieving our pre-determined company performance goals.

•	Individual Named Officer contributions toward achievement of our performance goals.

•	Compensation data from our peer group for executives in similar positions.

•	The current amount of equity in place from previous years’ grants for each Named Officer for retention and incentive purposes.

Based on the factors described above, the Committee, in September 2012, granted to each of the Named Officers the long-term incentive awards set forth in the following table. The long-term incentive value for each Named Officer, except Mr. Papa, was allocated equally between performance stock/units, restricted stock/RSUs, and SARs. For Mr. Papa, the award value was allocated one-third to performance stock/units and two-thirds to RSUs in order to provide Mr. Papa with equity instruments that do not involve (as would SARs) an elective decision by Mr. Papa.

2012 Long-Term Incentive Awards

Name	Approved Grant Value	Performance Stock/ Unit Value	Number of Shares of Performance Stock/ Units(a)	Restricted Stock/ RSU Value	Number of Shares of Restricted Stock/ RSUs(a)	SAR Value	Number of Securities Underlying SARs(b)
Mark G. Papa	$11,300,000	$3,766,667	33,504	$7,533,333	67,010
William R. Thomas	$4,800,000	$1,600,000	14,232	$1,600,000	14,232	$1,600,000	35,580
Gary L. Thomas	$4,800,000	$1,600,000	14,232	$1,600,000	14,232	$1,600,000	35,580
Timothy K. Driggers	$2,000,000	$666,667	5,930	$666,667	5,930	$666,666	14,825
Michael P. Donaldson	$1,140,000	$380,000	3,380	$380,000	3,380	$380,000	8,450

(a)	The number of shares of performance stock/units and restricted stock/RSUs was based on the closing price of our Common Stock on the NYSE on September 25, 2012 of $112.42 per share (rounded down to a whole share). As noted in the “Grants of Plan-Based Awards Table for 2012” below, the grant value per performance share/unit used for accounting purposes, estimated using the Monte Carlo simulation, was $134.0875 per share/unit.

(b)	The number of SARs was based on a grant value of $44.968 per share (rounded down to a whole share), based on historical SAR values as confirmed by Meridian. As noted in the “Grants of Plan-Based Awards Table for 2012” below, the grant value per SAR used for accounting purposes, based on the Hull-White II binomial option pricing model, was $38.108 per share.

In order to further align our Named Officers with our stockholders, the performance stock/units vest and pay out at the end of the five-year vesting period based on our stockholder return performance relative to our peer group over the first three full calendar years of the vesting period, according to the following scale:

EOG Rank	Payout as Percent of Target
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	25%
9	0%

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. Each Named Officer has a change of control agreement that provides benefits in the event of a change of control of EOG. The Committee believes that these change of control benefits, which are a significant component of our executive compensation program, are an appropriate retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG or (2) voluntarily terminate their employment with EOG after a change of control of EOG under circumstances that constitute “good reason” (as defined in the change of control agreements). In September 2011, our executive officers voluntarily agreed to amend their change of control agreements to remove the excise tax “gross-up” and “single-trigger” severance benefit provisions relating to a change of control. The change of control agreements of our Named Officers now provide for a “double-trigger” severance benefit.

Other Compensation and Benefits

Retirement Plans. For the fiscal year 2012, we maintained our Savings and Retirement Plan, a defined contribution plan that qualified under Section 401(a) of the Code, under which we matched 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. Under this plan, we also contribute an additional 3% to 9% (depending on an employee’s age and years of EOG service) of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. In 2012, the contribution percentage for each of the Named Officers was 9%, except for Mr. Donaldson for whom the contribution percentage was 7%.

Deferral Plan. To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date.

The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings. EOG does not guarantee returns on deferrals or the principal amount of participants’ deferrals.

We may make contributions to the Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our Savings and Retirement Plan due to either applicable statutory and/or plan earnings limits or because the Named Officer elects to defer annual base salary and/or annual bonus into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the Named Officer’s retirement accounts as if there were no statutory or other limitations.

Perquisite Allowances. Messrs. Papa, W. Thomas and G. Thomas each receive a perquisite allowance equal to 3% of his respective annual base salary to be used for certain enumerated items. Messrs. Driggers and Donaldson each receive an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, “ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to certain limitations specified in the ESPP.

Medical, Fitness/Wellness, Life, Disability and Retirement Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive officer medical, fitness/wellness, life or disability plans, nor do we have supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” above.

Sporting Event Tickets. We provide tickets to local sporting events for use by all employees. Executive officers, including the Named Officers, have first priority over use of these tickets. These items are included in the taxable income of the Named Officers based on their use, and include “gross-ups” to account for income taxes.

Service Awards. Named Officers participate in our service award program that recognizes years of service provided to EOG to the same extent as all other employees.

Subsidized Parking. We offer subsidized parking to all of our employees in Houston, Texas. Income is imputed for the amount of the parking subsidy that exceeds the maximum allowable as a nontaxable fringe benefit under the Code. The imputed income does not include “gross-ups” to account for income taxes.

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, the Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction for a fiscal year to public companies for compensation over $1 million paid individually to the principal executive officer and the three most highly compensated executive officers of a company (other than the principal executive officer or the principal financial officer), as reported in that company’s most recent proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The performance stock/unit and SAR components of our long-term incentive compensation and awards made under our Executive Officer Annual Bonus Plan are intended to comply with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever practicable, but does grant awards that are non-deductible, such as restricted stock/RSUs, when it believes such grants are in the best interest of EOG and our stockholders.

Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Our equity awards to the Named Officers (and to our other employees) are structured to maintain the appropriate equity accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our nonqualified deferred compensation plans and arrangements (including our Deferral Plan), change of control agreements, severance plans and agreements and incentive plans, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted stock options to which Section 409A may apply.

Code Sections 280G and 4999. We amended the change of control agreements with our executive officers in September 2011 to eliminate the excise tax “gross-up” provisions and to provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999, or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Stock Ownership Guidelines

The Committee believes that it is in the best interest of our stockholders for all of our executive officers to maintain a significant ownership position in EOG. Therefore, the Committee has established stock ownership guidelines ranging from 4,000 shares for Vice Presidents to 80,000 shares for our CEO. Each Named Officer currently satisfies these guidelines.

Anti-Hedging Policy Statement and Insider Trading Policy

In May 2012, our Board of Directors approved an amendment to our Insider Trading Policy that prohibits hedges or short sales of EOG stock by EOG directors and Section 16 officers (including the Named Officers). In addition to our Insider Trading Policy, all transactions involving EOG stock must comply with EOG’s Code of Conduct and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, officers and employees are prohibited from trading in EOG stock when in possession of material, non-public information about EOG.

Our Insider Trading Policy also provides that any director or Section 16 officer shall not hold EOG common stock in a margin account or pledge (with certain limited exceptions) such common stock as collateral for a loan. The limited exception to this prohibition is in instances where a director or Section 16 officer wishes to pledge his or her shares of EOG common stock as collateral for a personal loan (other than a margin loan to purchase additional EOG common stock) and clearly demonstrates the financial ability to repay the loan without resort to the pledged securities. Any such exception must be submitted to our CEO or General Counsel for approval. In the limited circumstance where an exception is granted, EOG’s stock ownership guidelines specifically provide that any pledged stock is not counted in determining compliance with such ownership guidelines. However, none of our Section 16 officers or directors has pledged EOG common stock as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, moreover, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Committee has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

Compensation Risk Assessment

The Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on EOG.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information regarding compensation paid or accrued during 2012, 2011 and 2010 to the Named Officers.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Stock Option/ SAR Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Mark G. Papa	2012	$940,000		$13,468,661		$1,833,000		$482,798	$16,724,459
Chairman of the Board	2011	940,000		12,074,945		1,443,000		356,554	14,814,499
and Chief Executive Officer	2010	940,000		10,824,891		975,000		346,454	13,086,345
William R. Thomas President	2012 2011	$690,385 546,654		$4,012,265 4,046,051	$1,355,883 2,099,882	$942,500 756,000		$263,715 261,507	$7,264,748 7,710,094
Gary L. Thomas	2012	$690,385		$4,012,265	$1,355,883	$942,500		$257,193	$7,258,226
Chief Operating Officer	2011	640,731		2,922,932	2,099,882	756,000		217,849	6,637,394
	2010	601,269		2,963,268	2,406,379	720,000		190,548	6,881,464
Timothy K. Driggers Vice President and Chief Financial Officer	2012 2011 2010	$407,693 377,154 348,308		$1,660,177 1,009,119 760,086	$564,951 743,678 600,994	$425,000 297,600 264,240		$116,441 96,609 84,145	$3,174,262 2,524,160 2,057,773
Michael P. Donaldson Vice President, General Counsel and Corporate Secretary	2012	$356,846		$1,307,492	$322,013	$410,000		$81,679	$2,478,030

(a)	Amounts represent annual base salary received by the Named Officers. EOG’s employees are paid on a bi-weekly basis and generally receive twenty-six paychecks per calendar year.

(b)	Amounts represent (1) the grant date fair value of restricted stock/RSU awards under the terms of the 2008 Stock Plan based on the closing price of our Common Stock on the NYSE on the date of grant, including grants made in lieu of cash under the Executive Officer Annual Bonus Plan for the prior year (e.g., 2012 amount includes restricted stock/RSUs awarded in March 2012 for 2011 performance); and (2) the grant date fair value of performance stock/units, estimated using the Monte Carlo simulation. For a discussion of the assumptions used, see footnote (g) to the “Grants of Plan-Based Awards Table for 2012” below.

(c)	Amounts represent the grant date fair value of SAR awards under the terms of the 2008 Stock Plan estimated using the Hull-White II binomial option pricing model. For a discussion of the assumptions used, see footnote (g) to the “Grants of Plan-Based Awards Table for 2012” below.

(d)	Amounts represent awards made for 2012 and the cash portion of awards made for 2011 and 2010, in each case under the Executive Officer Annual Bonus Plan. See “Compensation Discussion and Analysis —Executive Compensation Program for 2012 — Annual Bonus” above for further discussion regarding the awards made for 2012.

(e)	As discussed above, we maintain the Deferral Plan under which a percentage of annual base salary, annual bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date. Since the Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(f)	All Other Compensation for 2012 consists of:

•

Matching contributions under the Savings and Retirement Plan, our retirement contributions on behalf of each Named Officer to the Savings and Retirement Plan and our Make-Whole Contributions on behalf of each Named Officer to the Deferral Plan, as follows: Mr. Papa, $357,450; Mr. W. Thomas, $216,958; Mr. G. Thomas, $216,958; Mr. Driggers, $105,794; and Mr. Donaldson, $64,070; and

•

Perquisites and other personal benefits consisting of (1) cash perquisite allowances for each of the Named Officers, including $28,200 for Mr. Papa; (2) flex dollars provided to each of the Named Officers to be used to pay for medical, dental, employee life and accidental death and dismemberment coverage on a pre-tax basis; (3) use of EOG’s sporting event tickets by Messrs. Papa and W. Thomas (including a “gross-up” for payment of taxes); (4) payments for vacation not taken in 2011 to Messrs. Papa, W. Thomas and G. Thomas; (5) reimbursement to Messrs. Papa, W. Thomas and Donaldson for EOG-requested spouse travel (including a “gross-up” for payment of taxes); (6) payment of a $45,000 regulatory filing fee on behalf of Mr. Papa (including a “gross-up” for payment of taxes); and (7)  fitness/wellness expense reimbursements for Messrs. G. Thomas and Donaldson.

Grants of Plan-Based Awards Table for 2012

The following table summarizes certain information regarding grants made to each of the Named Officers during 2012 under any plan.

Name	Approval Date (a)	Grant Date (b)							All Other Stock Awards; Number of Shares of Stock or Units (#)(e)	All Other SAR Awards; Number of Securities Underlying SARs (#)(f)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards($)(g)

			Estimated Possible Payments			Estimated Future Payments
			Under Non-Equity Incentive			Under Equity Incentive
			Plan Awards			Plan Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)(c)	(#)	(#)(d)	(#)(d)
Mark G. Papa	02/22/12	03/06/12							12,801			$1,442,929
	09/05/12	09/25/12							67,010			$7,533,264
	09/05/12	09/25/12				0	33,504	67,008				$4,492,468
			0	$1,410,000	$3,000,000
William R. Thomas	02/22/12	03/06/12							4,471			$503,971
	09/05/12	09/25/12							14,232			$1,599,961
	09/05/12	09/25/12								35,580	$112.42	$1,355,883
	09/05/12	09/25/12				0	14,232	28,464				$1,908,333
			0	$725,000	$3,000,000
Gary L. Thomas	02/22/12	03/06/12							4,471			$503,971
	09/05/12	09/25/12							14,232			$1,599,961
	09/05/12	09/25/12								35,580	$112.42	$1,355,883
	09/05/12	09/25/12				0	14,232	28,464				$1,908,333
			0	$725,000	$3,000,000
Timothy K. Driggers	02/22/12	03/06/12							1,760			$198,387
	09/05/12	09/25/12							5,930			$666,651
	09/05/12	09/25/12								14,825	$112.42	$564,951
	09/05/12	09/25/12				0	5,930	11,860				$795,139
			0	$340,000	$3,000,000
Michael P. Donaldson	02/22/12	03/06/12							754			$84,991
	05/01/12	05/01/12							3,500			$389,305
	09/05/12	09/25/12							3,380			$379,980
	09/05/12	09/25/12								8,450	$112.42	$322,013
	09/05/12	09/25/12				0	3,380	6,760				$453,216
			0	$328,000	$3,000,000

(a), (b)	Grant dates are set approximately two weeks after the date the grants are approved by the Committee to allow time for individual managers to allocate approved pools to employees. The Committee determines the grant amount for each Named Officer to be granted on the same future grant date as other employees. The May 1, 2012 grant of restricted stock to Mr. Donaldson was made in connection with his promotion to Vice President, General Counsel and Corporate Secretary.

(c)	The maximum individual award under our stockholder-approved Executive Officer Annual Bonus Plan is $3,000,000. The award amounts paid to the Named Officers in respect of 2012 performance under the Executive Officer Annual Bonus Plan are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(d)	As set forth in the payout scale on page 23, a performance multiple of 0% to 200% will be applied to the performance share/unit amounts granted based on EOG’s “Total Shareholder Return” (as defined in the grant agreements) over the three-year performance period of the awards relative to the Total Shareholder Return of each of our peer companies over the performance period. Performance stock/units “cliff” vest five years from the date of grant. Mr. Papa was granted 16,752 shares of performance stock and 16,752 performance units. The other Named Officers were each granted performance units.

(e)	All restricted stock/RSUs granted March 6, 2012 were in connection with the annual bonuses awarded for 2011 performance. Restricted stock/RSUs “cliff” vest five years from the date of grant.

(f)	SARs vest at the cumulative rate of 25% per year, commencing on the first anniversary of the date of grant.

(g)	The grant date fair value for restricted stock/RSUs represents the closing price of our Common Stock on the NYSE (1) on March 6, 2012 of $112.72 per share, (2) on May 1, 2012 of $111.23 per share, and (3) on September 25, 2012 of $112.42 per share. The grant date fair value of the performance stock/units is estimated using the Monte Carlo simulation. We used the following assumptions for the performance stock/units awarded on September 25, 2012: a dividend yield of 0.6%, expected volatility of 36.39% over a 3.26-year period preceding the valuation date and a risk-free interest rate of 0.39%. Based on the Monte Carlo simulation, using the above assumptions, the value of the performance stock/units was $134.0875 per share/unit. The grant date fair value of each SAR grant is estimated using the Hull-White II binomial option pricing model. We used the following assumptions for the SARs awarded on September 25, 2012: a dividend yield of 0.6%, expected volatility of 39.65%, a risk-free interest rate of 0.45% and a weighted-average expected life of 5.6 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted was $38.108 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised.

Material Terms of Plan-Based Awards

The vesting schedule of all restricted stock/RSUs, performance stock/units and SARs awarded to the Named Officers is described under footnotes (d), (e) and (f) to the “Grants of Plan-Based Awards Table for 2012” above. In accordance with the 2008 Stock Plan and the 1992 Stock Plan, unvested restricted stock/RSUs and performance stock/units shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control” and “Potential Payments Upon Termination of Employment or Change of Control Table” below for a discussion of the termination provisions with respect to restricted stock/RSUs and performance stock/units grants made to our Named Officers.

No dividends or other distributions will be delivered on unvested restricted stock/RSUs or performance stock/units, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When the restricted stock/RSUs or performance stock/units vest, we will deliver the accumulated dividends or distributions attributable to such shares or units to the respective Named Officer in cash. The value of dividends and distributions are forfeited under the same circumstances that the restricted stock/RSUs and performance stock/units are forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. At no time during 2012 were any outstanding awards re-priced or otherwise modified. Moreover, there are no market-based conditions applicable to any of the awards described above, except in respect of the grants of performance stock/units described above.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table summarizes certain information regarding unexercised stock options/SARs, unvested restricted stock/RSUs and unvested performance stock/units outstanding as of December 31, 2012 for each of the Named Officers.

	Stock Option/SAR Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Stock Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Stock Options/SARs Unexercisable (#)		Stock Option/SAR Exercise Price ($)	Stock Option/SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(a)
Mark G. Papa	100,000			$19.50	08/06/13	585,444	(g)	$70,715,781	33,504	$4,046,948
	200,000			$60.99	09/20/13
William R. Thomas	32,000			$20.44	08/06/13	114,827	(h)	$13,869,953	14,232	$1,719,083
	28,500			$60.99	09/20/13
	8,000			$73.83	09/20/14
	10,000			$88.81	09/17/15
	7,500	2,500	(c)	$81.86	09/18/16
	5,000	5,000	(d)	$92.11	09/24/17
	17,852	53,558	(e)	$83.43	09/21/18
		35,580	(f)	$112.42	09/25/19
Gary L. Thomas	12,500			$73.83	09/20/14	160,334	(i)	$19,366,744	14,232	$1,719,083
	15,000			$88.81	09/17/15
	11,250	3,750	(c)	$81.86	09/18/16
	37,537	37,538	(d)	$92.11	09/24/17
	17,852	53,558	(e)	$83.43	09/21/18
		35,580	(f)	$112.42	09/25/19
Timothy K. Driggers	5,000			$73.83	09/20/14	37,949	(j)	$4,583,860	5,930	$716,285
	6,375			$88.81	09/17/15
	4,781	1,594	(c)	$81.86	09/18/16
	9,375	9,375	(d)	$92.11	09/24/17
	6,322	18,968	(e)	$83.43	09/21/18
		14,825	(f)	$112.42	09/25/19
Michael P. Donaldson		969	(c)	$81.86	09/18/16	24,992	(k)	$3,018,784	3,380	$408,270
	1,765	1,765	(d)	$92.11	09/24/17
	1,500	4,500	(e)	$83.43	09/21/18
		8,450	(f)	$112.42	09/25/19

(a)	The value of unvested restricted stock/RSUs and unvested performance stock/units is based on the closing price of our Common Stock on the NYSE of $120.79 per share on December 31, 2012.

(b)	Share/unit amounts shown (1) represent the aggregate number of shares of performance stock and performance units (in the case of Mr. Papa) and the number of performance units (in the case of Messrs. W. Thomas, G. Thomas, Driggers and Donaldson) granted on September 25, 2012, and (2) assume we achieve a median “Total Shareholder Return” (as defined in the grant agreements) (i.e., a 100% performance multiple) over the three-year performance period of the awards relative to the Total Shareholder Return of each of our peer companies over the performance period. As set forth in the payout scale on page 23, if our Total Shareholder Return over the performance period is below or above the median of our peer companies, a performance multiple of 0% to 200% will be applied to the share/unit amounts shown. Assuming continued employment, these unvested awards of performance stock/units will each vest on September 25, 2017, except the award to Mr. Papa, which will vest upon his announced retirement on December 31, 2013, but will not be payable until the end of the performance period, subject to the applicable performance multiple. See “Executive Compensation Program for 2012 – Long-Term Incentives” above and the “Grants of Plan-Based Awards Table for 2012” above for additional discussion.

(c)	The unexercisable SARs vest 100% on September 18, 2013.

(d)	The unexercisable SARs vest 50% on September 24, 2013 and 50% on September 24, 2014.

(e)	The unexercisable SARs vest in one-third increments on September 21, 2013, September 21, 2014 and September 21, 2015.

(f)	The unexercisable SARs vest in 25% increments on September 25, 2013, September 25, 2014, September 25, 2015 and September 25, 2016.

(g)	The unvested RSUs will vest as follows: 4,000 on March 3, 2013; 48,885 on April 17, 2013; 48,884 on September 17, 2013; and 483,675 on June 30, 2014, six months following Mr. Papa’s announced retirement on December 31, 2013. Of the unvested units, 60,981 were granted in connection with annual bonuses.

(h)	Assuming continued employment, the unvested restricted stock/RSUs will vest as follows: 2,211 on March 3, 2013; 15,000 on April 17, 2013; 3,350 on September 17, 2013; 6,120 on March 2, 2014; 12,000 on September 18, 2014; 2,313 on March 1, 2015; 10,000 on September 24, 2015; 12,500 on January 12, 2016; 4,067 on March 8, 2016; 28,563 on September 21, 2016; 4,471 on March 6, 2017; and 14,232 on September 25, 2017. Of the unvested shares/units, 19,182 were granted in connection with annual bonuses.

(i)	Assuming continued employment, the unvested RSUs will vest as follows: 3,841 on March 3, 2013; 14,665 on April 17, 2013; 4,889 on September 17, 2013; 10,423 on March 2, 2014; 24,442 on March 16, 2014; 19,554 on September 18, 2014; 4,183 on March 1, 2015; 27,155 on September 24, 2015; 4,971 on March 8, 2016; 27,925 on September 21, 2016; 4,372 on March 6, 2017; and 13,914 on September 25, 2017. Of the unvested units, 27,790 were granted in connection with annual bonuses.

(j)	Assuming continued employment, the unvested restricted stock will vest as follows: 1,065 on March 3, 2013; 2,125 on September 17, 2013; 3,181 on March 2, 2014; 4,000 on September 18, 2014; 1,267 on March 1, 2015; 6,950 on September 24, 2015; 1,555 on March 8, 2016; 10,116 on September 21, 2016; 1,760 on March 6, 2017; and 5,930 on September 25, 2017. Of the unvested shares, 8,828 were granted in connection with annual bonuses.

(k)	Assuming continued employment, the unvested restricted stock will vest as follows: 205 on March 3, 2013; 1,000 on September 17, 2013; 1,591 on March 2, 2014; 3,500 on September 18, 2014; 3,500 on November 12, 2014; 686 on March 1, 2015; 3,200 on September 24, 2015; 500 on January 18, 2016; 776 on March 8, 2016; 2,400 on September 21, 2016; 754 on March 6, 2017; 3,500 on May 1, 2017; and 3,380 on September 25, 2017. Of the unvested shares, 4,012 were granted in connection with annual bonuses.

Stock Option/SAR Exercises and Restricted Stock/RSU Vestings Table for 2012

The following table summarizes certain information regarding exercises of stock options/SARs and vestings of restricted stock/RSUs during 2012 for each of the Named Officers. There were no vestings of performance stock/units during 2012 for any of the Named Officers.

	Stock Option/SAR Awards		Restricted Stock/ RSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Mark G. Papa	365,000	$27,263,400	151,274	(a)	$17,539,110(a)
William R. Thomas	59,000	$4,651,310	34,626		$4,028,773
Gary L. Thomas	340,000	$23,758,550	48,790	(a)	$5,674,367(a)
Timothy K. Driggers	22,000	$1,202,790	7,512		$781,689
Michael P. Donaldson	5,188	$139,548	1,250		$142,738

(a)

Includes 13,358 shares and 3,659 shares for Messrs. Papa and G. Thomas, respectively, with an aggregate value (as of the vesting date) of $1,589,468 and $435,384, respectively, which were withheld by EOG in connection with the accelerated vesting in December 2012 of certain previously awarded RSU grants. In December 2012, the Committee determined that the value of all then-outstanding unvested RSUs held by retirement-eligible employees (i.e., employees age 62 or older with at least five years of service with EOG, including Messrs. Papa and G. Thomas) should be reported as 2012 income for Federal Insurance Contributions Act (“FICA”) purposes. Accordingly, pursuant to the 2008 Stock Plan, the Committee (1) approved the accelerated vesting of a portion of the then-outstanding unvested RSUs held by retirement-eligible employees (including 13,358 RSUs and 3,659 RSUs then held by Messrs. Papa and G. Thomas, respectively) and (2) authorized the withholding by EOG of the shares received upon such vestings to satisfy the FICA and related federal, state and local tax withholding obligations of such retirement-eligible employees (including such obligations of Messrs. Papa and G. Thomas).

Pension Benefits

We currently have no defined benefit pension plans covering any of the Named Officers.

Nonqualified Deferred Compensation Table for 2012

The following table provides certain information regarding the deferral of compensation by our Named Officers under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in 2012 ($)(a)	Registrant Contributions in 2012 ($)(b)	Aggregate Earnings (Loss) in 2012 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2012 Year End ($)(d)
Mark G. Papa	$188,000	$243,500	$777,233		$6,197,551
William R. Thomas		$97,999	$56,970		$1,355,316
Gary L. Thomas	$75,942	$144,610	$394,029		$2,721,734
Timothy K. Driggers	$26,000	$53,800	$59,161		$546,297
Michael P. Donaldson(e)

(a)	Of these amounts, 100% are reported in the “Salary” column (for 2012) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Papa, $0; Mr. W. Thomas, $0; Mr. G. Thomas, $75,942; and Mr. Driggers, $0.

(b)	Of these amounts, 100% are reported in the “All Other Compensation” column (for 2011) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Papa, $0; Mr. W. Thomas, $0; Mr. G. Thomas, $144,610; and Mr. Driggers, $0.

(c)	Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2012) of the “Summary Compensation Table” above.

(d)	The amount of the aggregate balance as of December 31, 2012 that has been contributed by each of the Named Officers and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $1,086,375; Mr. W. Thomas, $0; Mr. G. Thomas, $897,988; and Mr. Driggers, $64,000. The amount of the aggregate balance as of December 31, 2012 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $2,560,174; Mr. W. Thomas, $97,999; Mr. G. Thomas, $1,097,219; and Mr. Driggers, $186,977. The amount of the aggregate balance as of December 31, 2012 invested in a phantom stock account and shown as compensation in the “Summary Compensation Table” for previous years for each of the Named Officers is: Mr. Papa, $1,171,100 (9,695 shares); Mr. W. Thomas, $0; Mr. G. Thomas, $1,129,070 (9,347 shares); and Mr. Driggers, $0.

(e)	Mr. Donaldson was not a participant in the Deferral Plan in 2012.

Under our Deferral Plan, each Named Officer can elect to defer up to 50% of his annual base salary, up to 100% of his annual bonus award and/or Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•

through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•

through a hardship distribution, in which the administrative committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

Employment Agreements

Effective February 21, 2012, we entered into agreements with each of Messrs. Papa, W. Thomas and G. Thomas to terminate, by mutual agreement, the employment agreements with such Named Officers. These Named Officers remain employees of EOG, continue to serve (at the direction of the Board) in the same positions that they held prior to the termination of their employment agreements and now receive compensation as determined from time to time by the Committee under our broad-based plans and programs as described under “Compensation Discussion and Analysis” above.

Under their respective employment agreement (which, in respect of fiscal year 2012, was in effect for, and governed the terms of their employment during, the period from January 1, 2012 through the effective date of the termination agreements), each of Messrs. Papa, W. Thomas and G. Thomas was entitled to a minimum annual base salary and was (and is currently) eligible to participate in our Executive Officer Annual Bonus Plan and receive long-term incentive equity grants under our 2008 Stock Plan. Neither Mr. Driggers nor Mr. Donaldson was previously a party to an employment agreement with EOG.

Potential Payments Upon Termination of Employment or Change of Control

If the employment of any of our Named Officers terminates, other than as a result of a change of control of EOG, the EOG Resources, Inc. Severance Play Plan (“Severance Pay Plan”), which covers all full-time EOG employees, would govern any payments to be received.

Each of our Named Officers has entered into a change of control agreement with us that remains in effect, even though the employment agreements have been terminated as discussed above. If a change of control of EOG occurs and a Named Officer is terminated, the terms of the Named Officer’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, would govern any payments to be received.

In accordance with our 2008 Stock Plan, our 1992 Stock Plan and the proposed Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan described below (each, a “Stock Plan” and, collectively, the “Stock Plans”), upon termination of employment, unvested restricted stock/RSUs and unvested performance stock/units shall either vest or be forfeited, and unvested SARs shall either vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement and as further described below.

Payments Made Upon Termination Under Our Severance Pay Plan

The following describes payments to be received under our Severance Pay Plan in the event of termination of employment for the specified reason.

Involuntary Termination. Eligible employees who are terminated by EOG as a result of business circumstances or reorganization will receive up to the sum of one week of base salary for each year of EOG service (or portion thereof), and one week of base salary for each $10,000 (or portion thereof) of base salary, up to a maximum severance benefit of 26 weeks of base salary. Eligible employees who are terminated by EOG for failure to meet performance objectives or standards will receive up to one week of base salary for each year of EOG service (or portion thereof), up to a maximum severance benefit of six weeks of base salary. In both circumstances, the amount of severance will be doubled if the employee signs a waiver and release of claims. The total amount of severance paid may not exceed 52 weeks of base salary. Severance will be paid in a lump sum.

Cause. Employees terminated for cause are not eligible for severance pay.

Voluntary Termination; Disability or Death. Severance benefits are not payable in the event of voluntary termination or in the event of disability or death.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each Named Officer is entitled to the following benefits.

Change of Control Agreements. Each Named Officer has entered into a change of control agreement with us. Under each change of control agreement, “change of control” is defined as:

•

the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or any of our affiliates, (4) any acquisition by any corporation that complies with subclauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);

•

individuals who constituted the Board as of May 3, 2005 (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);

•

consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of the common stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination, (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of the common stock or the combined voting power of the then-outstanding Voting Securities of the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) in which at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under each change of control agreement, if a Named Officer’s employment is terminated within two years after a change of control of EOG, by us for any reason (other than for cause or by reason of death, disability or retirement) or by the Named Officer under circumstances defined in the agreement as “good reason,” then, the Named Officer will receive:

•	the Named Officer’s annual base salary and compensation for earned but unused vacation time accrued through the termination date but not previously paid to the Named Officer;

•

a severance benefit of 2.99 times his annual base salary plus two times his annual bonus award opportunity, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date;

•

retirement contributions and matching contributions under our Savings and Retirement Plan that would have been made if the Named Officer had continued to be employed for three years following the date of termination and, in the case of the Savings and Retirement Plan matching amounts, assuming that the Named Officer had continued to contribute to the Savings and Retirement Plan during such three-year period at his then-current contribution level;

•

up to three years of uninterrupted participation in our medical and dental plans from time to time then in effect, with such participation ending upon the Named Officer’s eligibility for participation in a major medical and dental plan of another employer;

•	an additional three years of age and service credits for eligibility and subsidy in our retiree medical coverage; and

•	outplacement services, not to exceed $50,000.

In September 2011, we amended the change of control agreements to eliminate the excise tax “gross-up” provisions and provide that, upon a change of control, we will either (i) reduce the amount of severance benefits (i.e., change-of-control benefits) otherwise payable to the Named Officer so that such benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999, or (ii) pay the full amount of such benefits to the Named Officer (but with no tax “gross-up”), whichever produces the better after-tax result for the Named Officer (often referred to as the “best-of-net” approach).

If a Named Officer’s employment is terminated within two years of a change of control of EOG for cause, as a result of death, disability or retirement or by the Named Officer for other than “good reason” (as defined in the change of control agreement), the Named Officer will be entitled only to annual base salary and any other compensation and benefits earned and payable through the termination date.

Retention Bonus Plan. In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Treatment of Stock Grants Under Our Stock Plans Upon Termination of Employment or Change of Control

Normal Retirement At or After Age 62. In the event a Named Officer retires at or after age 62 with five years of EOG service, he would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the applicable Stock Plan and related grant agreements, upon any employee’s retirement at or after age 62 with five years of EOG service,

•	all restrictions on RSUs will lapse and the related shares will be released six months after the date of retirement;

•	all unvested SARs will become vested and fully exercisable on the date of retirement; and

•

all restrictions on unvested performance stock/units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee (as further described above); and the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date of retirement (in the case of performance stock) or the date that is six months following the date of retirement (in the case of performance units) (to account for the six-month delay applicable to specified employees under Section 409A of the Code), and (ii) the completion of the performance period.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event a Named Officer chooses to retire at or after age 55 but prior to age 62 with five years of EOG service and the retirement is designated in writing by EOG management as a “Company-approved Retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62.”

In the event a Named Officer is eligible for early retirement, but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved Retirement prior to age 62.” In order to be designated a “Company-approved Retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us.

In accordance with the terms of the applicable Stock Plan and related grant agreements, upon any employee’s “Company-approved Retirement prior to age 62,”

•	the restrictions on 20% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released; and

•	all unvested SARs will vest and be fully exercisable;

in each case, six months following the effective date of such retirement provided that all provisions of the employee’s related non-competition agreement are satisfied.

With respect to unvested performance stock/units held by an employee whose termination is treated as a “Company-approved Retirement prior to age 62,” in accordance with the terms of the 2008 Stock Plan and related grant agreements, (i) the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; and (ii) for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period, provided that all provisions of the employee’s related non-competition agreement are satisfied.

Involuntary Termination (Not For Cause or Performance Reasons) Prior to Eligibility for Early Retirement. In accordance with the terms of the applicable Stock Plan and related grant agreements, upon involuntary termination for other than cause or failure to meet performance objectives or standards and the Named Officer is not yet eligible for early retirement, the restrictions on 20% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released, and all unvested SARs shall be forfeited (provided that, with respect to RSUs, the related shares will be released six months after the date of termination).

With respect to unvested performance stock/units, (i) the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; and (ii) for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the effective date of such termination (in the case of unvested performance stock) or the date that is six months following the effective date of such termination (in the case of unvested performance units) (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period.

Voluntary Termination, Involuntary Termination for Performance Reasons or Termination for Cause. In accordance with the terms of the applicable Stock Plan and related grant agreements, upon voluntary termination, involuntary termination for failure to meet performance objectives or standards or termination for cause, all unvested restricted stock/RSUs and SARs and all unvested performance stock/units (including any additional shares of performance stock and any additional performance units which may have been awarded or credited (as the case may be) upon the completion of the three-year performance period based on the applicable performance multiple) shall be forfeited and canceled.

Disability or Death. In accordance with our Stock Plans and related grant agreements, upon disability or death, all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released, and all unvested SARs will vest and be fully exercisable (provided that, in the event of disability, the shares in respect of RSUs will be released six months after the date of termination).

With respect to unvested performance stock/units, in the event of termination of the Named Officer’s employment due to death, all restrictions on the performance stock/units will lapse; the applicable performance multiple will be (i) 100% (if the date of death is prior to the completion of the three-year performance period) or (ii) the performance multiple for the performance period as certified by the Committee (if the date of death is subsequent to the completion of the performance period); and the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released to the Named Officer’s beneficiary as soon as administratively practicable following the date of death.

In the event of termination of the Named Officer’s employment due to disability, all restrictions on the performance stock/units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; and the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the effective date of such termination (in the case of unvested performance stock) or the date that is six months following the effective date of such termination (in the case of unvested performance units) (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period.

Change of Control. In accordance with our 2008 Stock Plan, the restrictions placed on unvested restricted stock/RSUs granted under the 2008 Stock Plan on or after April 28, 2010 shall lapse and the related shares will be released, and unvested stock options/SARs granted under the 2008 Stock Plan on or after April 28, 2010 shall vest and become fully exercisable, upon the effective date of a change of control of EOG. With regard to stock options/SARs or restricted stock/RSUs granted prior to April 28, 2010, upon the announcement of a potential change of control of EOG and in accordance with the applicable Stock Plan and related grant agreements, all restrictions on unvested restricted stock/RSUs will lapse and all unvested stock options/SARs will vest and be fully exercisable.

With respect to unvested performance stock/units, all restrictions on the performance stock/units will lapse as of the effective date of the change of control of EOG; the applicable performance multiple will be (i) based on the respective total stockholder return of EOG and each of our peer companies over the three-year performance period (using, for purposes of such calculations, the 30 calendar day period immediately preceding the effective date of the change of control as the ending month of the performance period) as certified by the Committee, if the effective date of the change of control is prior to the completion of the three-year performance period, or (ii) the performance multiple for the performance period as certified by the Committee if the effective date of the change of control is subsequent to the completion of the performance period; and the shares of Common Stock represented by the performance stock/units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the effective date of the change of control.

Potential Payments Upon Termination of Employment or Change of Control Table

The following table shows the estimated potential payments and benefits that would be received by each Named Officer in the event of his termination of employment as a result of each of the circumstances described above and assumes that any termination was effective as of December 31, 2012. The closing price of our Common Stock on the NYSE on December 31, 2012 was $120.79 per share. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

Mark G. Papa

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$940,000	(e)	$7,073,600	(f)
Restricted Stock/RSUs			$70,715,781	$70,715,781	$0	$70,715,781	(g)	$70,715,781	(h)
Performance Stock/Units			$4,046,948	$4,046,948	$0	$4,046,948	(g)	$4,046,948	(h)
SARs			$0	$0	$0	$0		$0
Health Benefits			$0	$0	$0	$0		$30,459	(i)
Unused Vacation(j)			$18,077	$18,077	$18,077	$18,077		$18,077
All Other			$0	$0	$0	$0		$149,000	(k)
Total:	n/a	n/a	$74,780,806	$74,780,806	$18,077	$75,720,806		$82,033,865

William R. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$725,000	(e)	$4,373,750	(f)
Restricted Stock/RSUs	$0	$4,985,486		$13,869,953	$0	$4,985,486	(l)	$13,869,953	(h)
Performance Stock/Units	$0	$0		$1,719,083	$0	$0	(l)	$1,719,083	(h)
SARs	$0	$2,539,456		$2,539,456	$0	$2,539,456	(l)	$2,539,456	(h)
Health Benefits	$0	$0		$0	$0	$0		$56,070	(i)
Unused Vacation(j)	$8,278	$8,278		$8,278	$8,278	$8,278		$8,278
All Other	$0	$0		$0	$0	$0		$149,000	(k)
Total:	$8,278	$7,533,220	n/a	$18,136,770	$8,278	$8,258,220		$22,715,590

Gary L. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$725,000	(e)	$4,373,750	(f)
Restricted Stock/RSUs			$19,366,744	$19,366,744	$0	$19,366,744	(g)	$19,366,744	(h)
Performance Stock/Units			$1,719,083	$1,719,083	$0	$1,719,083	(g)	$1,719,083	(h)
SARs			$3,521,309	$3,521,309	$0	$3,521,309	(g)	$3,521,309	(h)
Health Benefits			$0	$0	$0	$0		$28,251	(i)
Unused Vacation(j)			$13,942	$13,942	$13,942	$13,942		$13,942
All Other			$0	$0	$0	$0		$149,000	(k)
Total:	n/a	n/a	$24,621,078	$24,621,078	$13,942	$25,346,078		$29,172,079

Timothy K. Driggers

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0			$0	$0	$425,000	(e)	$2,248,350	(f)
Restricted Stock/RSUs	$0			$4,583,860	$0	$1,507,822	(m)	$4,583,860	(h)
Performance Stock/Units	$0			$716,285	$0	$0	(n)	$716,285	(h)
SARs	$0			$1,163,659	$0	$0		$1,163,659	(h)
Health Benefits	$0			$0	$0	$0		$16,362	(i)
Unused Vacation	$0			$0	$0	$0		$0
All Other	$0			$0	$0	$0		$149,000	(k)
Total:	$0	n/a	n/a	$6,463,804	$0	$1,932,822		$8,877,516

Michael P. Donaldson

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0			$0	$0	$410,000	(e)	$2,017,900	(f)
Restricted Stock/RSUs	$0			$3,018,784	$0	$1,015,844	(m)	$3,018,784	(h)
Performance Stock/Units	$0			$408,270	$0	$0	(n)	$408,270	(h)
SARs	$0			$327,190	$0	$0		$327,190	(h)
Health Benefits	$0			$0	$0	$0		$46,770	(i)
Unused Vacation(j)	$4,287			$4,287	$4,287	$4,287		$4,287
All Other	$0			$0	$0	$0		$147,500	(k)
Total:	$4,287	n/a	n/a	$3,758,531	$4,287	$1,430,131		$5,834,701

(a)	No additional compensation, other than unused vacation, is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause. Of the Named Officers, Messrs. Papa and G. Thomas were of normal retirement age (age 62 or older and with five years of EOG service) as of December 31, 2012 and, therefore, voluntary termination is not applicable. A voluntary termination could occur for Mr. W. Thomas if either retirement was not company-approved or he did not agree to or fulfill a six-month non-competition agreement.

(b)	Of the Named Officers, Mr. W. Thomas was the only Named Officer who was age 55 or greater and less than age 62 with at least five years of EOG service and thus was eligible for early retirement as of December 31, 2012. Assumes that upon satisfying the six-month non-competition agreement (1) 20% of unvested restricted stock/RSUs will vest for each whole year that has passed since the date of grant as of December 31, 2012 and (2) all unvested SARs vest and become fully exercisable. However, the actual value of any unvested restricted stock/RSUs and SARs will be subject to market risk during the six-month term of the non-competition agreement. The number of restricted stock/RSUs that will vest for Mr. W. Thomas is 41,274. The number of SARs that will vest for Mr. W. Thomas is 96,638. No performance units will vest for Mr. W. Thomas, since less than one year has elapsed since the date of grant.

(c)	Of the Named Officers, Messrs. Papa and G. Thomas were of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2012. Represents the value of Messrs. Papa and G. Thomas’ unvested RSUs, performance stock/units (assuming a performance multiple of 100%) and SARs as of December 31, 2012; however, (1) the actual value of the RSUs will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code) and the (2) actual value of the performance stock/units will be subject to the applicable performance multiple.

(d)	Represents the value of each Named Officer’s unvested restricted stock/RSUs, performance stock/units (assuming a performance multiple of 100%) and SARs as of December 31, 2012. Upon disability, (1) all unvested RSUs will vest six months following the date of disability and will therefore be subject to market risk for six months, (2) all unvested restricted stock and SARs will vest on the date of disability and (3) all unvested performance stock/units will vest but are not payable until the end of the applicable performance period, subject to the applicable performance multiple. Upon death, (1) all unvested restricted stock/RSUs and SARs will vest on the date of death and (2) all unvested performance stock/units will vest and will be distributed as shares at the 100% performance multiple if the date of death is prior to the completion of the applicable performance period or at the performance multiple as certified by the Committee if the date of death is after the completion of the applicable performance period.

(e)	Represents 52 weeks of base salary, the maximum benefit paid under our Severance Pay Plan, based on the Named Officer’s annual base salary and years of EOG service. In the event of involuntary termination for failure to meet performance objectives or standards, the Named Officer would be eligible for a cash severance of up to 12 weeks of base salary provided he executed a waiver and release of claims.

(f)

Calculated as the sum of (1) 2.99 times annual base salary plus two times annual bonus award opportunity in accordance with each Named Officer’s change of control agreement and (2) a retention bonus in accordance with our retention bonus plan described above. The annual base salary for each of the Named Officers is as follows: Mr. Papa, $940,000; Mr. W. Thomas, $725,000; Mr. G. Thomas, $725,000; Mr. Driggers, $425,000; and Mr. Donaldson, $410,000. The target annual bonus for each of the Named Officers is as follows: Mr. Papa, $1,410,000; Mr. W. Thomas, $725,000; Mr. G. Thomas, $725,000; Mr. Driggers, $340,000; and Mr. Donaldson, $328,000. In accordance with the retention bonus plan, the retention bonus for each of the Named Officers utilized is the cash portion of the annual bonus awarded to the Named Officer in 2012 in respect of 2011 performance, as follows: Mr. Papa, $1,443,000; Mr. W. Thomas, $756,000; Mr. G. Thomas, $756,000; Mr. Driggers, $297,600; and Mr. Donaldson, $136,000.

(g)	Messrs. Papa and G. Thomas are eligible for normal retirement; therefore, any involuntary termination that is not for cause is treated as a “retirement at or after age 62” for stock plan purposes. Represents the value of Messrs. Papa and G. Thomas’ unvested RSUs, performance stock/units (assuming a performance multiple of 100%) and SARs as of December 31, 2012; however, the actual value of the RSUs will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code), and the actual value of the performance stock/units will be subject to the applicable performance multiple.

(h)	Represents the value of each Named Officer’s unvested restricted stock/RSUs, performance stock/units (assuming a performance multiple of 100%) and SARs as of December 31, 2012. The value of unvested restricted stock/RSUs, performance stock/units and SARs with respect to grants made on or after April 28, 2010 that would not vest until the effective date of a change of control of EOG and that would, accordingly, be subject to both vesting and market risk between the announcement of the potential change of control and the effective date of the change of control is as follows for each Named Officer: Mr. Papa, $40,884,033; Mr. W. Thomas, $13,079,503; Mr. G. Thomas, $14,556,731; Mr. Driggers, $4,995,995; and Mr. Donaldson, $2,450,400.

(i)	Health Benefits include the estimated value of (1) three years participation in our medical and dental plans, based on each Named Officer’s elections as of December 31, 2012 and (2) three years of age and service credits under our retiree medical insurance coverage.

(j)	Amount represents the portion of unused vacation as of December 31, 2012 that would be paid to the Named Officer.

(k)	“All Other” includes (1) the estimated value of matching contributions and retirement contributions under the Savings and Retirement Plan had the Named Officer continued to be employed for three years based on the contribution rates as of December 31, 2012 and (2) $50,000 in outplacement services.

(l)	Mr. W. Thomas is eligible for early retirement; therefore any involuntary termination that is not for cause is treated as a “Company-approved Retirement prior to age 62” for stock plan purposes. Assumes that upon satisfying the six-month non-competition agreement (1) 20% of unvested restricted stock/RSUs will vest for each whole year that has passed since the date of grant as of December 31, 2012 and (2) all unvested SARs vest and become fully exercisable. However, the actual value of any unvested restricted stock/RSUs and SARs will be subject to market risk during the six-month term of the non-competition agreement. The number of restricted stock/RSUs that will vest for Mr. W. Thomas is 41,274. The number of SARs that will vest for Mr. W. Thomas is 96,638. No performance units will vest for Mr. W. Thomas, since less than one year has elapsed since the date of grant.

(m)	Upon an involuntary termination that is not for cause, 20% of the shares of unvested restricted stock will vest for each whole year that has passed since the date of grant as of December 31, 2012. The number of shares of restricted stock which would vest for Mr. Driggers is 12,483 and for Mr. Donaldson is 8,410. If the involuntary termination was for failure to meet performance objectives or standards, all shares of restricted stock would be forfeited and canceled.

(n)	No performance units will vest for Mr. Driggers or Mr. Donaldson, since less than one year has elapsed since the date of grant.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Committee is also responsible for determining the compensation of our non-employee directors. In May 2012, the Committee reviewed EOG’s non-employee director compensation program relative to the programs of our peer group. Based on the results of its review, the Committee determined that (1) the annual cash retainer for each non-employee director would remain unchanged at $140,000, (2) each non-employee director would be granted 1,300 RSUs, having a comparable value to the grants in the prior year and (3) each non-employee director would be granted 1,625 SARs, a reduction from the grants in the prior year, so that the total compensation paid to each non-employee director would be more in line with the peer group. The terms of the RSUs and SARs granted to our non-employee directors are described in footnotes (b) and (c) to the “Director Compensation Table for 2012” below. There are no meeting, committee member, committee chair or presiding director fees paid to any director.

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Committee in December 2009 and as amended by the Committee in May 2012) and the terms of each non-employee director’s RSU grant agreements, each non-employee director is required to hold at least 65% of the shares of our Common Stock that such director receives upon the vesting of any restricted stock or RSUs previously granted to such non-employee director from time to time for his or her services. Each non-employee director, upon the vesting of restricted stock or RSUs, may sell up to 35% of the shares of our Common Stock received upon the vesting to cover any tax obligations the non-employee director may incur as a result of the vesting. The remaining 65% of the shares received upon the vesting must be held until the non-employee director no longer serves on the Board.

Mr. Papa, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and other officers discussed above, and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

Director Compensation Table for 2012

The following table summarizes certain information regarding compensation paid or accrued during 2012 to each non-employee director.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	SAR Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(d)	Total ($)
George A. Alcorn(e)	$140,000	$136,201	$52,245			$3,949	$332,395
Charles R. Crisp	$140,000	$136,201	$52,245			$1,304	$329,750
James C. Day	$140,000	$136,201	$52,245				$328,446
H. Leighton Steward	$140,000	$136,201	$52,245			$1,843	$330,289
Donald F. Textor	$140,000	$136,201	$52,245				$328,446
Frank G. Wisner	$140,000	$136,201	$52,245				$328,446

(a)

Non-employee directors can defer all or a portion of their cash fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds or (2) a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred fee would otherwise have been paid, and includes reinvestment of dividends. In 2012, four of our non-employee directors participated in the Deferral Plan.

(b)	Non-employee directors participate in the 2008 Stock Plan. Under the terms of the 2008 Stock Plan, each non-employee director received, upon re-election to the Board at our 2012 annual meeting of stockholders, 1,300 RSUs on May 7, 2012 (based on the closing price of our Common Stock on the NYSE of $104.77 per share on such date). RSUs granted to non-employee directors under the 2008 Stock Plan vest 100% after one year. Upon vesting and in accordance with the related grant agreements and our stock ownership guidelines for non-employee directors discussed above, 35% of the shares received upon the vesting may be sold to cover any tax obligations the non-employee director may incur as a result of the vesting, and the remaining 65% of such shares must be held until the non-employee director no longer serves on the Board. Non-employee directors can defer receipt of all or a portion of their RSU grants to a later specified date by participating in the phantom stock account of the Deferral Plan. The market value of the unvested RSUs for each non-employee director as of December 31, 2012 was $157,027 (based on the closing price of our Common Stock on the NYSE of $120.79 per share on December 31, 2012).

(c)	Under the terms of the 2008 Stock Plan, each non-employee director also received, upon re-election to the Board at our 2012 annual meeting of stockholders, 1,625 SARs at an exercise price equal to the fair market value of our Common Stock on May 7, 2012. SARs granted to our non-employee directors under the 2008 Stock Plan vest 50% after one year, and 100% after two years, following the date of grant, and expire seven years from the date of grant. The grant date fair value of each SAR grant is estimated using the Hull-White II binomial option pricing model. Based on the Hull-White II binomial option pricing model, assuming a dividend yield of 0.7%, expected volatility of 38.60%, a risk-free interest rate of 0.47% and a weighted-average expected life of 5.0 years, the value of the SARs granted on May 7, 2012 was $32.151 per share. Following is the aggregate number of stock options/SARs outstanding as of December 31, 2012 for each non-employee director: Mr. Alcorn, 20,626 stock options/SARs; Mr. Crisp, 30,626 stock options/SARs; Mr. Day, 16,626 SARs; Mr. Steward, 72,626 stock options/SARs; Mr. Textor, 11,626 SARs; and Mr. Wisner, 86,626 stock options/SARs.

(d)	All Other Compensation for Messrs. Alcorn, Crisp and Steward consists solely of reimbursement for EOG-requested spouse travel, including a “gross-up” for payment of taxes.

(e)	Pursuant to our Corporate Governance Guidelines, Mr. Alcorn, having attained the age of 80, will not stand for re-election as a director at the Annual Meeting; his current term will expire in conjunction with the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock that may be issued under equity compensation plans as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	9,962,326(a)	54.25	3,987,425	(b)

Equity compensation plans not approved by security holders	239,728(c)	27.98	140,061	(d)

Total	10,202,054(e)	53.63	4,127,486

(a)	We currently have awards outstanding under three stockholder-approved plans: the 1992 Stock Plan, the 1993 Nonemployee Directors Stock Option Plan and the 2008 Stock Plan. Upon stockholder approval of the 2008 Stock Plan in May 2008, no further awards were made under either of the other two plans. At the Annual Meeting, we are proposing to amend and restate the 2008 Stock Plan to, among other provisions, increase the number of shares issuable under the 2008 Stock Plan by 15,500,000 shares, from an aggregate of 12,900,000 shares to an aggregate of 28,400,000 shares. See “Item 3. Approval of Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan” below.

(b)	Consists of (1) 3,362,363 shares that remain available for issuance under the 2008 Stock Plan, of which only 549,264 may be issued as restricted stock, RSUs, performance stock or performance units and (2) 625,062 shares that remain available for issuance (purchase) under the ESPP.

(c)	We currently have awards outstanding under two plans that were not approved by our stockholders: the Amended and Restated 1994 Stock Plan (the “1994 Stock Plan”) and the Deferral Plan. The Deferral Plan is described in greater detail under “1994 Stock Plan and Deferral Plan” below. Upon stockholder approval of the 2008 Stock Plan in May 2008, no further awards were made under the 1994 Stock Plan.

(d)	Represents the shares that remain available for issuance under the Deferral Plan.

(e)	Includes 6,218,985 outstanding stock options/SARs with a weighted average exercise price of $85.81. The remainder of the shares shown represents outstanding awards of restricted stock/RSUs, outstanding awards of performance stock/units and phantom shares issued under the Deferral Plan.

1994 Stock Plan and Deferral Plan

The Board approved the 1994 Stock Plan, which provided equity compensation (in the form of grants of stock options, restricted stock and/or RSUs) to employees who were not officers within the meaning of Rule 16a-1 under the Exchange Act. Upon stockholder approval of the 2008 Stock Plan, no further awards were made under the 1994 Stock Plan.

Under the Deferral Plan, which was first adopted by the Board in 1996 and most recently amended in December 2008, non-employee directors and key employees, including our Named Officers, may elect to defer a specified portion of certain of their compensation into a phantom stock account, in which deferrals are treated as if they had purchased our Common Stock at the closing price on the date such deferred compensation would otherwise had been paid, with dividends credited quarterly when paid to stockholders and treated as if reinvested for purposes of the phantom stock account. We may make matching contributions up to a specified maximum in the form of credits to an employee’s phantom stock account. Each participant receives distributions from his or her phantom stock account under the Deferral Plan in the form of shares of our Common Stock according to the terms of the Deferral Plan and the participant’s election. A total of 270,000 shares of our Common Stock have been authorized by the Board and registered for issuance under the Deferral Plan. As of December 31, 2012, a total of 129,939 phantom shares have been issued under the Deferral Plan, meaning that this number of shares of our Common Stock have been credited to participant accounts based on compensation amounts deferred.

RELATED PARTY TRANSACTIONS

We have adopted a written policy relating to the review and approval of “related party transactions.” Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director, director nominee or executive officer of EOG, (b) a beneficial owner of more than 5% of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director, director nominee or executive officer or beneficial owner of more than 5% of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction and any material amendment to any such transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interest of EOG and our stockholders. In addition, at each quarterly meeting of our Audit Committee, the members of the Audit Committee are asked to confirm that they are not aware of any related party transactions, other than any such transactions previously disclosed in our proxy statements.

Since the beginning of fiscal year 2012, neither EOG nor any of its subsidiaries have been a party to any related party transactions, and there are no such transactions currently proposed.

In addition to our related party transaction policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our “officers” (as defined in Rule 16a-1 of the Exchange Act) and directors and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of their ownership of, and transactions in, our Common Stock and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and written representations by our directors and such officers, we believe that all filings required to be made under Section 16(a) during 2012 were timely made.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees, except for Mr. W. Thomas (EOG’s President), are our current directors. Pursuant to our Corporate Governance Guidelines, Mr. Alcorn, having attained the age of 80, will not stand for re-election as a director at the Annual Meeting; his current term will expire in conjunction with the Annual Meeting.

We believe that each of our director nominees possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background; a proven record of success in their respective fields; and valuable knowledge of our business and of the oil and gas industry. Moreover, each of our director nominees is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving EOG and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our director nominees that led the Board, as of the date of this proxy statement, to its conclusion that the nominee should serve as a director of EOG and, in the case of Messrs. Crisp, Day, Steward, Textor and Wisner, as a member of the Board’s Audit, Compensation and Nominating and Governance Committees. Director nominee ages set forth below are as of February 28, 2013.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a nominee. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “FOR” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that nominee’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that nominee’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority vote of our stockholders at the Annual Meeting must promptly, following certification of the stockholder vote, tender his or her resignation to the Nominating and Governance Committee of the Board. The Nominating and Governance Committee (excluding the nominee who tendered the resignation) will evaluate the resignation and make a recommendation to the Board, who will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to our bylaws, the Board has set the number of directors that shall constitute the Board at seven. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

CHARLES R. CRISP, 65

Director since 2002

Mr. Crisp began his career in the oil and gas industry over 40 years ago with Conoco Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November 2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer and a director from 1988 to 1996.

Mr. Crisp has also accumulated over 10 years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of three other public companies: (i) AGL Resources Inc. (since 2003), a natural gas distribution and marketing and energy services company, where he currently serves on the Compensation and Management Development Committee and Finance and Risk Management Committee; (ii) IntercontinentalExchange, Inc. (since 2002), an operator of regulated exchanges, trading platforms and clearing houses, where he currently serves on the Compensation and Audit Committees; and (iii) Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Compensation Committee, Audit Committee and Conflicts Committee. Mr. Crisp also serves as director of ICE Futures U.S., Inc. and Climate Exchange Plc, each a subsidiary of IntercontinentalExchange, Inc.

JAMES C. DAY, 69

Director since 2008

Mr. Day has extensive leadership experience serving as a member of senior management in various roles at Noble Corporation, including as Chairman of the Board from 1992 until his retirement in May 2007, Chief Executive Officer from 1984 until October 2006 and President from 1984 to 1999 and again from 2003 until February 2006. Noble Corporation is a publicly traded company and one of the world’s largest offshore drilling companies.

Mr. Day is also a director of Tidewater Inc. (since 2007), a publicly traded provider of large offshore service vessels to the energy sector worldwide, where he serves on the Audit and Nominating and Corporate Governance Committees, and of ONEOK, Inc. (since 2004), the publicly traded general partner of ONEOK Partners, L.P., a provider of natural gas gathering, processing, storage and transportation services, where he serves as a member of the Audit Committee and Corporate Governance Committee. From 1993 to May 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly traded provider of offshore marine construction services and Noble Energy, Inc., a worldwide independent energy company. He served as a member of various committees, including compensation, audit and nomination.

Mr. Day is past chairman of the International Association of Drilling Contractors and the National Ocean Industries Association, and is an honorary director of the American Petroleum Institute, Trustee of The Samuel Roberts Noble Foundation and President of the James C. and Teresa K. Day Foundation. Mr. Day has held numerous other leadership positions with various industry and civic associations throughout his career.

MARK G. PAPA, 66

Director since 1998

Mr. Papa has served as EOG’s Chairman of the Board and CEO for over 13 years, and has been with EOG and its predecessor companies for over 31 years. Prior to becoming EOG’s Chairman of the Board and CEO, Mr. Papa served in other leadership positions at EOG, including President, CEO and director, President and Chief Operating Officer and President-North America Operations. Mr. Papa joined Belco Petroleum Corporation, a predecessor of EOG, in 1981.

Mr. Papa also serves as a director of Oil States International, Inc. (since 2001), a publicly traded oilfield service company, where he serves on the Compensation and Nominating and Corporate Governance Committees. From July 2003 to April 2005, Mr. Papa served as a director of the general partner of Magellan Midstream Partners, L.P., a publicly traded pipeline and terminal company, where he served as Chairman of the Compensation Committee and as a member of the Audit and Conflicts Committees.

H. LEIGHTON STEWARD, 78

Director since 2004

Mr. Steward has extensive experience in the oil and gas exploration and production industry, having served in various senior management roles with The Louisiana Land and Exploration Company, a publicly traded oil and gas exploration and production company, including President, Chief Operating Officer and, from 1989 until its acquisition by Burlington Resources Inc. in 1997, Chairman of the Board and Chief Executive Officer. Mr. Steward subsequently served as Vice Chairman of Burlington Resources, a publicly traded oil and gas exploration, production and development company, until his retirement in 2000.

Mr. Steward is former Chairman of the U.S. Oil and Gas Association and the Natural Gas Supply Association, and is currently an honorary director of the American Petroleum Institute.

Mr. Steward is also currently an author-partner of Sugar Busters, LLC, a provider of seminars, books and products related to helping people follow a healthy and nutritious lifestyle, and Chairman of the non-profit corporations Plants Need CO2 and CO2 Is Green, providers of information related to carbon dioxide’s impact on the global climate and the plant and animal kingdoms.

DONALD F. TEXTOR, 66

Director since 2001

Mr. Textor is currently Portfolio Manager of the Dorset Energy Fund, an energy fund which invests primarily in the equity securities of companies in the energy industry. Mr. Textor was previously employed by Goldman, Sachs & Co., where he was a partner and managing director until his retirement in March 2001 and where he had 21 years of experience as the firm’s senior security analyst for domestic oil and gas exploration and production companies.

Mr. Textor is also currently a director of Trilogy Energy Corp., a petroleum and natural gas-focused Canadian energy corporation, where he serves as a member of the Compensation Committee.

As a result of serving in these roles and serving as a member and the Chairman of our Audit Committee since 2001, Mr. Textor has accumulated significant leadership and financial reporting experience as well as extensive knowledge of the oil and gas exploration and production industry.

WILLIAM R. THOMAS, 60

New Director Nominee

Mr. Thomas has been with EOG and its predecessor companies for over 34 years. Prior to becoming President in September 2011, Mr. Thomas served in other leadership positions at EOG, including Senior Executive Vice President, Exploitation and Senior Executive Vice President, Exploration.

Mr. Thomas has also previously served as the General Manager of EOG’s Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays. Mr. Thomas joined HNG Oil Company, a predecessor of EOG, in 1979.

FRANK G. WISNER, 74

Director since 1997

Mr. Wisner concluded his more than 35-year career with the U.S. State Department by serving as U.S. Ambassador to India from 1994 to 1997. Following his retirement as U.S. Ambassador to India, Mr. Wisner served as Vice Chairman, External Affairs of American International Group, Inc., a publicly traded international insurance and financial services company (“AIG”), from 1997 until his retirement in March 2009. Mr. Wisner has served as Foreign Affairs Advisor with Patton Boggs LLP, a Washington, D.C.-based law firm, since 2009.

In addition to his extensive international and governmental affairs experience, Mr. Wisner has accumulated diverse business experience. Since 2001, Mr. Wisner has served as a director of Ethan Allen Interiors Inc., a publicly traded residential furniture company, where he serves as the Chair of the Nominations Committee and as a member of the Compensation Committee. Mr. Wisner is also a director of Chartis Inc., a wholly owned subsidiary of AIG and a leading U.S. and international property and casualty and general insurer. In addition, he serves on the board of Chartis International, LLC.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For 2012 and 2011, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent registered public accounting firm, to provide services in the following categories and, in consideration of such services, paid to Deloitte the following amounts:

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2012 and December 31, 2011, and the reviews of the financial statements included in our Forms 10-Q for such fiscal years, were $2,265,405 and $2,162,762, respectively.

Audit-Related Fees.    The aggregate fees billed for the fiscal years ended December 31, 2012 and December 31, 2011 for assurance and related services rendered by Deloitte that were reasonably related to the performance of the audit or review of our financial statements, but not reportable as Audit Fees above, were $18,900 and $20,192, respectively. Audit-Related Fees for 2012 and 2011 were for audits of our benefit plans for our Canadian employees.

Tax Fees.    The aggregate fees billed for the fiscal year ended December 31, 2011 for tax compliance, tax advice and tax planning services rendered by Deloitte were $23,079. Such fees were for tax compliance services in respect of our expatriate employees. Deloitte did not render any tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2012.

All Other Fees.    The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2012 and December 31, 2011 were $147,570 and $110,295, respectively. All Other Fees for 2012 primarily related to comfort letter work with respect to our September 2012 offering of our 2.625% Senior Notes due 2023. All Other Fees for 2011 primarily related to comfort letter work with respect to our March 2011 common stock offering.

Pre-Approval of Audit and Non-Audit Services.    The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the Audit Committee’s first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services provided.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimus exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the years ended December 31, 2012 and December 31, 2011 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or Chairman of the Audit Committee pursuant to such de minimus exception, except for (i) tax compliance services in respect of certain of our expatriate employees in Argentina (the fees for which totaled $14,213, constituting approximately 62% of the aggregate “Tax Fees” described above and billed by Deloitte for the fiscal year ended December 31, 2011) and (ii) certain accounting services rendered by Deloitte in 2011 relating to the commencement of our activities in Argentina (the fees for which totaled $6,000, constituting approximately 5% of the aggregate “All Other Fees” described above and billed by Deloitte for the fiscal year ended December 31, 2011).

Ratification of Appointment for 2013

The Audit Committee of the Board has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2013, and such appointment has been approved by the Board.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 3.

APPROVAL OF AMENDED AND RESTATED

EOG RESOURCES, INC. 2008 OMNIBUS EQUITY COMPENSATION PLAN

Our growth and future success depends upon the efforts of our officers, directors and employees. We believe that equity compensation is an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value.

For the last five years, we have made annual long-term incentive awards and other grants to our officers and employees and annual grants to our non-employee directors under our 2008 Stock Plan. Our 2008 Stock Plan, as originally approved by our stockholders at our 2008 annual meeting, made a total of 6,000,000 shares of our Common Stock available for grant. At our 2010 annual meeting, our stockholders approved an amendment to the 2008 Stock Plan, to make an additional 6,900,000 shares of our Common Stock available for grant.

On the recommendation of our Compensation Committee, our Board has unanimously approved, and recommends that our stockholders approve, an amendment and restatement of the 2008 Stock Plan — the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (the “Amended and Restated Plan”) — which will, among other provisions, make available for grant an additional 15,500,000 shares of our Common Stock, for an aggregate total of 28,400,000 shares authorized for grant. The Amended and Restated Plan is summarized below and the full text of the Amended and Restated Plan is attached to this proxy statement as Annex B. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex B carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that providing our officers, directors and employees with a proprietary interest in the growth and performance of our Company aligns their interests with the interests of our stockholders and enhances stockholder value. We also believe that a significant portion of an executive officer’s compensation should be directly linked to our performance. Consistent with this philosophy and as illustrated in the charts on page 16, a substantial portion of the total compensation of our CEO and other Named Officers is delivered in the form of long-term incentive awards.

Over the last three years (fiscal years 2010-2012), we have granted awards with respect to approximately 6.8 million shares under our 2008 Stock Plan, or an average of approximately 2.3 million shares per year. This amount includes approximately 4.2 million shares in the form of appreciation awards (i.e., stock options and SARs) (an average of approximately 1.4 million shares per year), and approximately 2.6 million shares in the form of full-value awards, defined under the 2008 Stock Plan (and the Amended and Restated Plan) as any awards settled in shares of our Common Stock other than stock options or SARs (i.e., awards of restricted stock, RSUs, performance stock or performance units) (an average of approximately 0.9 million shares per year).

As of December 31, 2012, 3,362,363 shares of our Common Stock remained available for grant under our 2008 Stock Plan and, because the 2008 Stock Plan imposes a sublimit on shares issuable as full-value awards (i.e., awards of restricted stock, RSUs, performance stock or performance units), only 549,264 of those shares were available for issuance as full-value awards.

Although the number of shares required for each annual or other grant varies based on a number of factors, including our share price at the time of the grant and the size of individual grants awarded by our Compensation Committee, we do not believe that we have sufficient shares available under the 2008 Stock Plan for grants beyond 2013. We believe that making additional shares of our Common Stock available for grant in 2014 and in future years by way of the Amended and Restated Plan is necessary to provide incentive opportunities to our officers, directors and employees and align their interests with the interests of our stockholders. We anticipate that the additional shares that will be available for issuance by way of the Amended and Restated Plan (if the Amended and Restated Plan is approved at the Annual Meeting) will be sufficient to meet our needs for approximately three to four years.

Summary of Key Changes.    The Amended and Restated Plan includes the following key changes from our 2008 Stock Plan:

•	authorizing an additional 15,500,000 shares for grant, for an aggregate total of 28,400,000 shares authorized for grant;

•

switching to a fungible share design, which replaces sublimits for full-value awards (i.e., awards of restricted stock, RSUs, performance stock or performance units) with a system that counts each share issued as a full-value award on or after the effective date of the Amended and Restated Plan (i.e., May 2, 2013 if the Amended and Restated Plan is approved at the Annual Meeting) as 2.45 shares against the aggregate plan share limit and as a stock option or SAR as 1.0 share against the aggregate plan share limit;

•	adding a maximum dollar value for all awards issuable to a director in a single year ($600,000);

•	prohibiting the payment of dividends and dividend equivalents on unexercised options and SARs;

•	adding a net exercise feature for stock option exercises;

•	broadening the list of permissible performance metrics for performance stock and unit awards;

•	making awards subject to any clawback policy EOG may adopt as required by the SEC, NYSE listing requirements or other applicable law; and

•	extending the termination date of the plan to May 2, 2023 (i.e., ten years after the Annual Meeting).

Best Practice Provisions.    The Amended and Restated Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•

a prohibition against the acceleration of the vesting or exercisability of any award except in the case of the participant’s death, disability, or retirement or a change in control of the company, except for awards with respect to a maximum of 5% of the shares authorized under the Amended and Restated Plan;

•	a prohibition against granting stock options or SARs with an exercise price less than the fair market value of a share of our Common Stock on the date of grant;

•	a prohibition against the repricing of any stock option or SAR, without stockholder approval;

•	a prohibition against canceling (i.e., “buying out”) “underwater” stock options or SARs in exchange for cash, other property or another award, without stockholder approval;

•

minimum vesting requirements for full-value awards (three years for service-based awards and one year for performance-based awards), except for awards with respect to a maximum of 5% of the shares authorized under the Amended and Restated Plan and awards to our Canadian employees; and

•	awards are administered by the Compensation Committee, an independent committee of our Board.

If the Amended and Restated Plan is not approved by our stockholders at the Annual Meeting, we will continue to use the 2008 Stock Plan. However, given that we have insufficient shares available for issuance under the 2008 Stock Plan to cover our projected grants beyond 2013, we may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards may not only misalign the interests of our executive officers with the interests of our stockholders, it would also increase our cash compensation expense and necessitate the use of cash that we could otherwise utilize in our exploration and development operations.

General Terms

Administration of the Plan.    The Amended and Restated Plan will be administered by our Board’s Compensation Committee, which, as noted above, is composed exclusively of independent directors. The Compensation Committee will have exclusive authority to select the participants to whom awards under the Amended and Restated Plan may be granted and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Amended and Restated Plan. Subject to certain limitations specified in the Amended and Restated Plan, the Compensation Committee may delegate its authority to one or more EOG officers with respect to awards to participants.

Eligibility.    Employees of EOG and its affiliates and non-employee directors of EOG will be eligible to receive awards under the Amended and Restated Plan when designated as participants. We currently have five executive officers and six non-employee directors who are eligible to receive awards under the Amended and Restated Plan. In addition, generally all of our approximately 2,650 employees currently participate in EOG’s stock incentive plans and are expected to participate in the Amended and Restated Plan.

Awards.    The Committee may grant awards under the Amended and Restated Plan in any one or a combination of the following forms:

•	SARs (i.e., stock appreciation rights);

•	non-qualified stock options (“NQSOs”);

•	for officers and employees only, incentive stock options (“ISOs”) under Section 422 of the Code;

•	restricted stock;

•	RSUs (i.e., restricted stock units);

•	performance stock;

•	performance units; and

•	other stock-based awards.

Each type of award is discussed in greater detail in “Types of Awards” below.

Additional Shares Available for Issuance.    As discussed above, the Amended and Restated Plan authorizes the issuance of an additional 15,500,000 shares of our Common Stock. Such additional shares represent approximately 5.7% of the shares of our Common Stock outstanding as of December 31, 2012.

However, since 3,362,363 shares of the total 12,900,000 shares authorized for issuance under the 2008 Stock Plan remained available for issuance as of December 31, 2012, we will, upon the effective date of the Amended and Restated Plan, have approximately 18,862,363 shares available for grant to our officers, directors and employees as appreciation awards or full-value awards.

Because the Amended and Restated Plan uses a fungible share design, each share issued pursuant to a full-value award on or after the effective date of the Amended and Restated Plan will count as 2.45 shares against such aggregate plan share limit. For example, an award of 100 shares of restricted stock will count as 245 shares toward the aggregate plan limit. Thus, from the approximately 18,862,363 shares of our Common Stock that will be available for grant pursuant to the Amended and Restated Plan, the maximum number of shares we could issue as full-value awards will be 7,698,923, which represents approximately 2.8% of the shares of our Common Stock outstanding as of December 31, 2012. The closing price of a share of our Common Stock, as quoted on the NYSE on the Record Date, was $128.68.

Limitations and Adjustments to Shares Issuable Through the Amended and Restated Plan.    As discussed above, the Amended and Restated Plan uses a fungible share design, which means that each share issued subject to a full-value award on or after the effective date of the Amended and Restated Plan will count as 2.45 shares against the aggregate plan share limit. In addition, full-value awards must be made subject to certain minimum vesting periods (three years for service-based awards, with incremental vesting permitted, and one year for performance-based awards), not including awards with respect to a maximum of 5% of the Amended and Restated Plan’s total authorized shares and awards to our Canadian employees. A maximum overall limit of 2,000,000 shares may be issued subject to incentive stock options. The maximum number of options or SARs that may be granted to a participant in a single year is 1,000,000, but any unused portion of this limit may be carried forward for use in subsequent years. The maximum number of shares of stock issuable to a participant in a single year as performance stock or performance unit awards is 400,000. In addition, the maximum value of all awards that may be granted to a non-employee director in a single year is $600,000.

Generally, for purposes of determining the maximum number of shares of our Common Stock available for issuance under the Amended and Restated Plan, shares that are not issued – because an award is forfeited or cancelled – will not be deemed to have been issued under the Amended and Restated Plan. With respect to SARs paid in shares, all shares to which the SARs relate are counted against the aggregate plan share limit rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option (i.e., the net exercise procedure described below) or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the Amended and Restated Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Amended and Restated Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of our Common Stock. Further, the Compensation Committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Amended and Restated Plan.    The Board may amend the terms of the Amended and Restated Plan at any time, subject to the stockholder approval requirements of applicable law, the NYSE, and other rules and regulations applicable to EOG. In addition, under the terms of the Amended and Restated Plan, EOG stockholders must approve any amendment that would effectively reprice any outstanding stock options or SARs, except as permitted by the Amended and Restated Plan in the event of certain specified changes in EOG’s capital structure. Also under the Amended and Restated Plan, EOG stockholders must approve the cancellation (i.e., “buying out”) of any “underwater” stock option or SAR in exchange for cash, other property or another award. No termination, amendment, suspension, or modification of the Amended and Restated Plan may adversely affect in any material way any previously granted award without the written consent of the recipient.

Term of the Amended and Restated Plan.    No awards may be granted under the Amended and Restated Plan more than ten years after the date it is approved by our stockholders.

Award Agreements.    Awards will be subject to the terms and conditions of the Amended and Restated Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an award agreement between EOG and the participant.

Types of Awards.    Each type of award that may be granted under the Amended and Restated Plan is described below.

SARs.    A SAR entitles its holder to the right to receive an amount equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs granted under the Amended and Restated Plan must have a grant price equal to or greater than the fair market value of our Common Stock at the time the SAR is granted. The Compensation Committee may determine the term of any SAR, so long as that term does not exceed seven years. With respect to the exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever further terms and conditions it deems advisable. The Compensation Committee may also determine the extent to which any holder of a SAR will have the right to exercise the SAR following his or her separation from service with EOG.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in shares of our Common Stock of equivalent value, in some combination thereof, or in any other form that may be approved by the Compensation Committee.

Stock Options.    The Compensation Committee may grant either ISOs or NQSOs to participants. ISOs are options to purchase shares of our Common Stock that are intended to qualify for special tax treatment under Section 422 of the Code; NQSOs do not qualify for such treatment. The exercise price of stock options granted under the Amended and Restated Plan may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (110% if an ISO and the recipient is a 10% or greater stockholder of EOG). The term of options may not exceed seven years (for an ISO, five years if the recipient is a 10% or greater stockholder of EOG). For stock options granted under the Amended and Restated Plan, the Compensation Committee will determine the vesting schedule and any exercise restrictions.

The exercise price and any applicable tax withholding for stock options may be paid (i) by cash, certified check, bank draft or money order, (ii) by delivery of currently-owned shares of our Common Stock, (iii) through a net exercise procedure, or (iv) in any other form of payment which is acceptable to the Compensation Committee.

Restricted Stock; Restricted Stock Units (RSUs).    Shares of restricted stock are shares of our Common Stock granted to a participant that are made subject to certain restrictions on sale, pledge, or other transfer during a particular period of time (the vesting period). An RSU award is similar to a restricted stock award, except that, in the case of an RSU award, no shares of Common Stock are actually transferred to the participant until the lapse of the vesting period, as specified in the applicable award agreement. The size of an award of restricted stock or RSUs, the applicable vesting period and any other vesting or transferability provisions relating to such an award will be determined by the Compensation Committee. However, except for full-value awards related to a maximum of 5% of the total shares authorized for issuance under the Amended and Restated Plan and awards to our Canadian employees, the vesting period must be a minimum of three years for service-based awards, with incremental vesting over the three-year period permitted.

Subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement, (i) each recipient of a restricted stock award will have the rights of an EOG stockholder with respect to all shares of the award during the vesting period, including the right to vote the shares of restricted stock, and (ii) each recipient of an RSU award will not have any stockholder rights until the RSUs vest (in accordance with the applicable vesting period) and are distributed in shares of our Common Stock. All dividends and distributions (whether in cash, stock or otherwise) on unvested shares of restricted stock or in respect of the shares of Common Stock underlying an RSU award (as the case may be) will not be paid, but will be credited for the future benefit of the award recipient. Any such credited dividends and distributions will be paid at the expiration of the vesting period, unless the related shares of restricted stock or RSUs are forfeited and cancelled in accordance with the applicable award agreement, in which case such dividends and distributions will also be forfeited. Interest will not accrue or be paid on any such credited amounts.

Performance Stock and Performance Unit Awards.    The Compensation Committee may also grant performance stock awards or performance unit awards. The Compensation Committee will determine the terms of any such performance awards, including the size of the award, the applicable vesting period and any other vesting or transferability provisions, the applicable performance goal, the performance period over which the applicable performance goal will be measured, and, with respect to a performance unit award, whether the award will pay out in cash or shares of our Common Stock. Subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement, each recipient of a performance stock award will have all the rights of an EOG stockholder with respect to the shares of our Common Stock issued to the recipient pursuant to the award during the vesting period, including the right to vote such shares. The recipient of a performance unit award will not have any rights of an EOG stockholder until the performance units vest (in accordance with the applicable vesting period) and are distributed in shares of our Common Stock.

All dividends and distributions (whether in cash, stock or otherwise) on unvested shares of performance stock or in respect of the shares of Common Stock underlying a performance unit award (as the case may be) will not be paid, but will be credited for the future benefit of the award recipient. Any such credited dividends and distributions will be paid at the expiration of the vesting period, unless the related shares of performance stock or performance units are forfeited and cancelled in accordance with the applicable award agreement, in which case such dividends and distributions will also be forfeited. Interest will not accrue or be paid on any such credited amounts. In addition, any performance multiple or factor that is applied to the shares of performance stock or performance units will be applied to any credited dividends and distributions.

For performance stock awards and performance unit awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance goal or goals for a particular performance stock award or performance unit award must be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25 percent of the period of service. In any event, the performance goals must be established while the outcome is substantially uncertain. In addition, the performance goals for awards intended to qualify as performance-based compensation under Section 162(m) of the Code, will be based on one or more of the following business criteria that apply to the participant, one or more of our business units, or EOG as a whole:

•	total stockholder return;

•	revenue;

•	net income or adjusted non-GAAP net income;

•	earnings per share (GAAP or non-GAAP);

•	stock price or stock price performance;

•	market share;

•	after-tax rate of return on capital expenditures;

•	return on capital employed;

•	return on equity;

•	return on assets;

•	operating income;

•	earnings before interest expense, income taxes, and depreciation, depletion and amortization (EBITDA);

•	earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, dry hole costs and impairments (EBITDAX);

•

earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, dry hole costs, impairments and certain other adjustments (to match realizations to production settlement months and/or to exclude non-recurring items) (Adjusted EBITDAX);

•	forward-year cash flow multiple, cash flow, cash flow from operations, or discretionary cash flow (non-GAAP);

•	unit costs;

•	cost reductions;

•	production volume growth;

•	reserve replacement ratio;

•	finding costs;

•	debt-to-total capitalization ratio (GAAP); and/or

•	net debt-to-total capitalization ratio (non-GAAP).

The Compensation Committee may elect to use one or more performance goals for a given performance award. Achievement of performance goals may be measured on an absolute basis, relative to a target or relative to a specified group of peer companies. Performance unit awards may be paid in shares of our Common Stock or in cash as determined by the Compensation Committee. The award of performance stock or performance units under the Amended and Restated Plan may also be in lieu of cash payments under our Amended and Restated Executive Officer Annual Bonus Plan, or any successor plan, based upon achievement of the performance criteria established under the terms of such plan.

Other Stock-Based Awards.    The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise expressly contemplated by the Amended and Restated Plan in such amounts, and subject to such terms and conditions, as it determines. Such awards may be designed to comply with or take advantage of the applicable laws of jurisdictions other than the United States. Each other stock-based award will be expressed in terms of shares of our Common Stock or units based on shares of our Common Stock, and may pay out in cash or shares of our Common Stock.

Termination of Employment or Service.    If a participant ceases to be an employee of EOG and its affiliates or to provide services to us for any reason, including death, disability, or retirement, any outstanding awards may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable award agreement.

Transferability of Awards.    From and after the effective date of the Amended and Restated Plan, awards are non-transferable by the participant other than by will or under the laws of descent and distribution or, if approved by the Compensation Committee, pursuant to a qualified domestic relations court order.

Recovery Policy.    Awards granted under the Amended and Restated Plan will be subject to recovery or clawback by EOG if required by any clawback policy that EOG adopts as required by law, government regulation or the NYSE.

Effect of Certain Transactions and Change of Control

The Amended and Restated Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our outstanding Common Stock by reason of a recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant change to our capital structure.

The Compensation Committee has discretion to determine the effect of a change in control of EOG upon awards granted under the Amended and Restated Plan. Unless otherwise provided in an award agreement, upon the effective date of a transaction that constitutes a change in control (as defined in the Amended and Restated Plan), (i) any and all outstanding options and SARs become vested and exercisable, (ii) any and all RSUs become vested and payable, (iii) all restrictions on any and all shares of restricted stock lapse, and (iv) any and all outstanding performance units and performance shares vest and become payable as if any applicable performance objectives were met at the target level.

As noted above, in the event of a change in capitalization (as defined in the Amended and Restated Plan), adjustments and other substitutions will be made to the Amended and Restated Plan, including adjustments to the maximum number of shares subject to the Amended and Restated Plan, the number and class of shares subject to awards and, if applicable, the exercise price of outstanding awards.

Awards to Be Granted under the Amended and Restated Plan

The Compensation Committee has not granted any awards under the Amended and Restated Plan. If our stockholders approve the Amended and Restated Plan at the Annual Meeting, the Compensation Committee will make grants of awards to officers, other employees, and directors as it deems necessary or appropriate.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of stock options and other awards pursuant to the Amended and Restated Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the Amended and Restated Plan, nor does it address state, local, or non-United States tax consequences. Participants who are granted awards under the Amended and Restated Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

NQSOs, SARs, Restricted Stock Unit Awards, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards.    A participant generally is not required to recognize income upon the grant of a NQSO, SAR, RSU, performance stock award, performance unit award or other stock-based award.

Instead, ordinary income generally is required to be recognized on the date the stock option or SAR is exercised or, in the case of RSU awards, performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares or receipt of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (i) in the case of a NQSO, an amount equal to the excess, if any, of the fair market value of the shares of our Common Stock received upon exercise on the exercise date over the exercise price, (ii) in the case of a SAR, the amount of cash or the fair market value of any shares received upon exercise, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award and (iii) in the case of RSU awards, performance stock awards, performance unit awards or other stock-based awards, the amount of cash or the fair market value of any shares received in respect thereof, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.

ISOs.    A participant is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the participant holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the participant satisfies this holding period, for regular tax purposes the participant will not realize income upon exercise of the ISO, and EOG will not be allowed an income tax deduction at any time. The difference between the exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the participant fails to meet the holding period, a disqualifying disposition occurs and the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as long-term or short-term capital gain, depending on the length of time the Common Stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess of the sales price over the exercise price. In both situations, EOG’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax.

Restricted Stock.    A participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. Any dividends received upon the vesting of the related restricted stock generally will be treated as compensation that is taxable as ordinary income to the recipient. If permitted by the applicable award agreement, a participant may make an election under Section 83(b) of the Code to recognize income on the date the restricted stock is granted.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted or awarded under the Amended and Restated Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by EOG.    To the extent that a participant recognizes ordinary income in the circumstances described above, EOG will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code (see “Performance-Based Compensation” and “Effect of Change in Control” below).

Performance-Based Compensation.    In general, under Section 162(m) of the Code, compensation paid by a public corporation to its principal executive officer or any of its other top three highly compensated executive officers (other than the principal financial officer), ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Amended and Restated Plan may be subject to this deduction limit. However, under Section 162(m), qualifying performance-based compensation, including income from stock options, SARs, and other performance-based awards that are made under stockholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Amended and Restated Plan has been designed so that the Compensation Committee in its discretion may grant qualifying performance-based awards under Section 162(m) of the Code pursuant to the Amended and Restated Plan.

Effect of Change in Control.    Under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of appreciation awards and full-value awards and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent upon the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participants may be subject to an additional 20% federal tax and may be nondeductible to the corporation. EOG has entered into change of control agreements with each of its executive officers which, among other provisions, provide that, upon a change in control, EOG will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to the tax imposed by Code Section 4999, or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Section 409A.    Certain awards under the Amended and Restated Plan may constitute non-qualified deferred compensation under Section 409A of the Code. Such awards will be structured with the intention that they comply with, or are exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Withholding.    Awards under the Amended and Restated Plan may be subject to tax withholding. Where an award results in income subject to withholding, EOG may require the participant to remit the withholding amount to EOG or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.

Recommendation and Required Vote

The Board believes that the 2008 Stock Plan provides, and that the Amended and Restated Plan will provide, a valuable benefit to EOG by enhancing its ability to attract and retain highly qualified officers and employees. Accordingly, the Board has recommended that the Amended and Restated Plan be submitted to the stockholders at the Annual Meeting for their approval.

Our officers and other key employees have an interest in the Amended and Restated Plan, since each may be a recipient of the awards that may be granted in the future under the Amended and Restated Plan by the Compensation Committee.

Approval of the Amended and Restated Plan shall be effective upon the affirmative vote of a majority of the votes cast at the Annual Meeting, provided the total vote cast on this proposal represents over 50% of the total outstanding shares of our Common Stock. An abstention will have the effect of a vote “AGAINST” the proposal. Broker non-votes, however, unlike votes “FOR,” votes “AGAINST,” and abstentions, do not count as votes cast under the applicable rules of the NYSE. Thus, to approve this proposal, (1) the total sum of votes “FOR,” plus votes “AGAINST,” plus abstentions, which we refer to collectively as the “NYSE votes cast,” must be greater than 50% of the total outstanding shares of our Common Stock and (2) the number of votes “FOR” the proposal must be greater than 50% of the NYSE votes cast. Therefore, although a broker non-vote will not have the effect of a vote “FOR” or “AGAINST” this proposal, it will reduce the number of votes cast and thus increase the relative influence of those stockholders voting on the proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 4.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Compensation Discussion and Analysis” (beginning on page 13) and the compensation tables and narratives provided under “Executive Compensation” (beginning on page 27).

As described under “Compensation Discussion and Analysis,” our Compensation Committee, which is comprised of six independent directors, oversees all aspects of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

We have delivered strong financial results for our stockholders and, since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies in the Standard & Poor’s 500 Index as well as the performance of the Dow Jones Industrial Average and the Nasdaq Composite Index. In addition, as discussed above under “Compensation Discussion and Analysis,” we believe that our executive management team has created significant value for our stockholders by developing a more heavily weighted crude oil portfolio of resource plays, while maintaining our core natural gas assets. We also believe that our executive compensation program (1) has played a significant role in our ability to achieve such financial results and stock price performance and to execute the transition of our company (that we completed in 2011) from being primarily a natural gas company to being primarily a liquids (crude oil and natural gas liquids) company, (2) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company and (3) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Company’s 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, be, and hereby is, approved.”

The approval of this proposal requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2014 Annual Meeting of Stockholders and 2014 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2014 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November  27, 2013.

Nominations for 2014 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board; or

•

by any stockholder who (1) was a stockholder of record at the time of giving the notice discussed below and is a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice requirements of Article II, Section 3 of our bylaws.

Nominations by any of our stockholders shall be made pursuant to timely notice, in writing, to our Corporate Secretary. To be timely with respect to our 2014 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than January 2, 2014 and no later than the close of business on February 1, 2014 with respect to an election to be held at our 2014 annual meeting of stockholders. With respect to an election to be held at a special meeting of our stockholders for the election of directors, such notice, to be timely, shall be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting, and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions.

Other Stockholder Business for 2014 Annual Meeting of Stockholders

For other business (other than director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before the annual meeting. To be timely with respect to our 2014 annual meeting of stockholders, notice given by a stockholder must be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on January 2, 2014 and no later than the close of business on February 1, 2014.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) such stockholder’s name and address, as such information appears on our books, (5) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (6) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (7) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 27, 2013

ANNEX A

QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME (NON-GAAP)

TO NET INCOME (GAAP)

(Unaudited; in thousands, except per share data)

The following chart adjusts the twelve-month periods ended December 31, 2012 and 2011 reported Net Income (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market gains from these transactions, to add back charges related to impairments of certain of EOG’s North American assets in 2012 and 2011, to add back the write-off of fees associated with revolving credit facilities cancelled in connection with the establishment of a new revolving credit facility in the fourth quarter of 2011 and to eliminate the net gains on asset dispositions primarily in North America in 2012 and 2011. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude non-recurring items. EOG management uses this information for comparative purposes within the industry.

	Twelve Months Ended December 31,
	2012	2011
Reported Net Income (GAAP)	$570,279	$1,091,123
Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Gains	(393,744)	(626,053)
Realized Gains	711,479	180,701

Subtotal	317,735	(445,352)

After-Tax MTM Impact	203,430	(285,136)

Add: Impairments of Certain North American Assets, Net of Tax	887,946	516,198
Add: Write-off of Fees Associated with Revolving Credit Facilities, Net of Tax	—	3,656
Less: Net Gains on Asset Dispositions, Net of Tax	(126,053)	(317,342)

Adjusted Net Income (Non-GAAP)	$1,535,602	$1,008,499

Net Income Per Share (GAAP)
Basic	$2.13	$4.15

Diluted	$2.11	$4.10

Adjusted Net Income Per Share (Non-GAAP)
Basic	$5.74	$3.84

Diluted	$5.67 (a)	$3.79 (b)

Percentage Increase - [(a) - (b)] / (b)	50%

Average Number of Common Shares (GAAP)
Basic	267,577	262,735

Diluted	270,762	266,268

Average Number of Shares (Non-GAAP)
Basic	267,577	262,735

Diluted	270,762	266,268

QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW (NON-GAAP)

TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)

(Unaudited; in thousands)

The following chart reconciles the twelve-month periods ended December 31, 2012 and 2011 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Excess Tax Benefits from Stock-Based Compensation, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG management uses this information for comparative purposes within the industry.

	Twelve Months Ended December 31,
	2012	2011
Net Cash Provided by Operating Activities (GAAP)	$5,236,777	$4,578,410
Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	159,182	145,881
Excess Tax Benefits from Stock-Based Compensation	67,035	—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	178,683	339,780
Inventories	156,762	176,623
Accounts Payable	17,150	(351,087)
Accrued Taxes Payable	(78,094)	(92,589)
Other Assets	118,520	23,625
Other Liabilities	(36,114)	(14,986)
Changes in Components of Working Capital Associated with Investing and Financing Activities	(74,158)	(237,028)

Discretionary Cash Flow (Non-GAAP)	$5,745,743 (a)	$4,568,629 (b)

Percentage Increase - [(a) - (b)] / (b)	26%

QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP) AND TOTAL

CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF

THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO (NON-GAAP) TO

CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)

(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

As of December 31, 2012
Total Stockholders’ Equity - (a)	$13,285

Current and Long-Term Debt - (b)	6,312
Less: Cash	(876)

Net Debt (Non-GAAP) - (c)	5,436

Total Capitalization (GAAP) - (a) + (b)	$19,597

Total Capitalization (Non-GAAP) - (a) + (c)	$18,721

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	32%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	29%

AFTER-TAX RATE OF RETURN

The calculation of our after-tax rate of return with respect to our capital expenditure program for a particular year is based on the estimated proved reserves (“net” to our interest) for all wells drilled or acquired during such year, the estimated present value of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct and indirect net costs incurred in drilling or acquiring (as the case may be) such wells. As such, our after-tax rate of return with respect to our capital expenditures for a particular year cannot be calculated from our audited financial statements for such year.

QUANTITATIVE RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST EXPENSE,

INCOME TAXES, DEPRECIATION, DEPLETION AND AMORTIZATION, EXPLORATION COSTS,

DRY HOLE COSTS, IMPAIRMENTS AND ADDITIONAL ITEMS (ADJUSTED EBITDAX)

(NON-GAAP) TO INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES (GAAP)

(Unaudited; in thousands)

The following chart adjusts the twelve-month periods ended December 31, 2012 and 2011 reported Income Before Interest Expense and Income Taxes (GAAP) to Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual net cash realized from financial commodity derivative transactions by eliminating the unrealized mark-to-market (MTM) gains from these transactions and to eliminate the net gains on asset dispositions primarily in North America in 2012 and 2011. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Income Before Interest Expense and Income Taxes (GAAP) to add back Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring items. EOG management uses this information for comparative purposes within the industry.

	Twelve Months Ended December 31,
	2012	2011
Income Before Interest Expense and Income Taxes (GAAP)	$1,494,292	$2,120,162
Adjustments:
Depreciation, Depletion and Amortization	3,169,703	2,516,381
Exploration Costs	185,569	171,658
Dry Hole Costs	14,970	53,230
Impairments	1,270,735	1,031,037

EBITDAX (Non-GAAP)	6,135,269	5,892,468
Total Gains on MTM Commodity Derivative Contracts	(393,744)	(626,053)
Realized Gains on MTM Commodity Derivative Contracts	711,479	180,701
Net Gains on Asset Dispositions	(192,660)	(492,909)

Adjusted EBITDAX (Non-GAAP)	$6,260,344 (a)	$4,954,207 (b)

Percentage Increase - [(a) - (b)] / (b)	26%

QUANTITATIVE RECONCILIATION OF AFTER-TAX INTEREST EXPENSE (NON-GAAP),

ADJUSTED NET INCOME (NON-GAAP), NET DEBT (NON-GAAP) AND TOTAL CAPITALIZATION

(NON-GAAP) AS USED IN THE CALCULATIONS OF RETURN ON CAPITAL EMPLOYED (NON-

GAAP) AND RETURN ON EQUITY (NON-GAAP) TO INTEREST EXPENSE (GAAP), NET INCOME

(GAAP), CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP),

RESPECTIVELY

(Unaudited; in millions, except ratio data)

The following chart reconciles Interest Expense (GAAP), Net Income (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE and ROE calculations. EOG management uses this information for comparative purposes within the industry.

	2012	2011
Return on Capital Employed (ROCE) (Non-GAAP)
Interest Expense	$213.6	$210.4
Tax Benefit Imputed (based on 35%)	(74.8)	(73.6)

After-Tax Interest Expense (Non-GAAP) - (a)	$138.8	$136.8

Net Income - (b)	$570.3	$1,091.1
Add: After-Tax Mark-to-Market Commodity Derivative Contracts Impact	203.4	(285.1)
Add: Impairments of Certain North American Assets, Net of Tax	888.0	516.2
Add: Write-off of Fees Associated with Revolving Credit Facilities, Net of Tax	—	3.6
Less: Net Gains on Asset Dispositions, Net of Tax	(126.1)	(317.3)

Adjusted Net Income (Non-GAAP) - (c)	$1,535.6	$1,008.5

Total Stockholders’ Equity - (d)	$13,284.8	$12,640.9

Average Total Stockholders’ Equity* - (e)	$12,962.9

Current and Long-Term Debt - (f)	$6,312.2	$5,009.2
Less: Cash	(876.4)	(615.7)

Net Debt (Non-GAAP) - (g)	$5,435.8	$4,393.5

Total Capitalization (GAAP) - (d) + (f)	$19,597.0	$17,650.1

Total Capitalization (Non-GAAP) - (d) + (g)	$18,720.6	$17,034.4

Average Total Capitalization (Non-GAAP)* - (h)	$17,877.5

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	4.0%

ROCE (Non-GAAP Adjusted Net Income) - [(a) + (c)] / (h)	9.4%

Return on Equity (ROE) (Non-GAAP)
ROE (GAAP Net Income) - (b) / (e)	4.4%

ROE (Non-GAAP Adjusted Net Income) - (c) / (e)	11.8%

*	Average of balances at December 31, 2012 and 2011

GLOSSARY OF TERMS

Boe – barrel of oil equivalent

DCF – discretionary cash flow

DDA – depreciation, depletion and amortization

EBITDAX – earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, dry hole costs and impairments

EPS – earnings per share

GAAP – Generally Accepted Accounting Principles

G&A – general and administrative

LOE – lease operating expense

Mbld – thousand barrels per day

Mboed – thousand barrels of oil equivalent per day

ROCE – return on capital employed

ROE – return on equity

ANNEX B

AMENDED AND RESTATED

EOG RESOURCES, INC.

2008 Omnibus Equity Compensation Plan

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment.    The Company hereby amends, restates and continues an equity compensation plan, to be known as the “Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan,” as set forth in this document (as amended from time to time, the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. The original version of the Plan was approved by the Company’s stockholders on May 8, 2008 (the “Initial Effective Date”) and amended effective September 4, 2008, January 1, 2010 and September 26, 2012. This amended and restated version of the Plan will become effective as of the date of its approval by the Company’s stockholders at the Company’s 2013 annual meeting of stockholders (the “Effective Date”).

1.2    Purposes of the Plan.    The purposes of the Plan are to encourage selected persons employed by the Company and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

1.3    Duration of Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1    “Affiliate”    means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2    “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan.

2.3    “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    “Board” means the board of directors of the Company.

2.6    “Change in Control of the Company” means any of the following events occurring after the Effective Date:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Covered Person”) of Beneficial Ownership of 20% or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.6, the following acquisitions shall not constitute a Change in Control of the Company: (1) any acquisition of shares of the Company directly from the Company, (2) any acquisition of shares of the Company by the Company, (3) any acquisition of shares of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition of shares of the Company by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.6 or (5) an acquisition by a Qualified Institutional Investor, but only for so long as such investor remains a Qualified Institutional Investor; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board;

(c)    Consummation of a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company, or a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d)    The approval by the stockholders of the Company of the liquidation or dissolution of the Company.

2.7    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.8    “Committee” means the Compensation Committee of the Board (or other committee of the Board performing similar functions).

2.9    “Company” means EOG Resources, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10    “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11    “Covered Employee” means an Employee who is a “covered employee,” as defined in Section 162(m).

2.12    “Director” means a director of the Company who is not an Employee.

2.13    “Director Award” means any NQSO, SAR, or Full Value Award granted to a Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.

2.14    “Disability” means, with respect to an Employee, such total and permanent disability as qualifies the Employee for benefits under the Company’s long-term disability insurance policy or plan for Employees as then in effect for a period of not less than three months; or (i) in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees, (ii) in the event the Company does not maintain such a long-term disability insurance policy, or (iii) with respect to a Director, “Disability” means any medically determinable physical or mental impairment that is deemed to be a disability by the Social Security Administration Department for purpose of receiving a primary Social Security Disability benefit. A determination of Disability may be made by a physician selected or approved by the Committee (or any person or committee designated by the Committee to make such selection or approval) and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee (or by any person or committee designated by the Committee for such purpose).

2.15    “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17    “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.18    “Executive Officer Bonus Plan” means the EOG Resources, Inc. Amended and Restated Executive Officer Annual Bonus Plan (as amended from time to time and including any successor plan).

2.19    “Fair Market Value” of a share of Stock as of a particular date or time shall mean (1) the closing price of a share of Stock on such date (as reported on the principal securities exchange on which the Stock is traded) or, if such date is not a trading day on such exchange, the closing price of a share of Stock (as reported on such exchange) on the trading day immediately preceding such date, or (2) only with respect to the exercise of an Option or SAR on or after the Effective Date (and, for the avoidance of doubt, not with respect to the determination of the Option Price of an Option grant or the grant price of a SAR grant), the then-current trading price of a share of Stock at such time (as reported on the principal securities exchange on which the Stock is traded), in either case, as may be further specified or otherwise provided in the applicable Award Agreement, unless, however, an applicable provision of the Plan or resolution or other directive of the Committee (as it may deem, in its discretion, to be necessary or advisable) expressly provides for another method for determining the fair market value of a share of Stock as of such date or time, in which case such other method shall apply.

2.20    “Fiscal Year” means the calendar year.

2.21    “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

2.22    “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.23    “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

2.24    “Initial Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.25    “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case as determined by the Board in accordance with (and for purposes of) Section 16 of the Exchange Act; provided, however, that solely for purposes of clause (i) in the second paragraph of Section 14.2, “Insider” shall not include any individual who has not been affirmatively determined by the Board to be both an “officer” for purposes of Section 16 of the Exchange Act and an “executive officer” for purposes of Regulation S-K promulgated under the Securities Act of 1933 (as amended) and the Exchange Act, but who is an “officer” for purposes of Section 16 of the Exchange Act solely because he or she is one of the officers enumerated in the definition of “officer” promulgated under Section 16 of the Exchange Act.

2.26    “Involuntary Termination” shall mean a Participant’s Separation From Service at the election of the Company or Affiliate, as may be further specified and described in the applicable Award Agreement; provided that such separation is not a Termination for Cause. Involuntary Termination shall not, however, include transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate (or one of its subsidiaries or affiliated companies), both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or an Affiliate.

2.27    “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.28    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29    “Option Price” shall have the meaning ascribed to that term in Section 5.3.

2.30    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

2.31    “Participant” means any eligible person as set forth in Article III to whom an Award is granted.

2.32    “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for deductibility of remuneration paid to Covered Employees.

2.33    “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.34    “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.35    “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.36    “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.37    “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or Award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

2.38    “Plan” shall have the meaning ascribed to that term in Section 1.1.

2.39    “Prior Plan” means each of, and “Prior Plans” means collectively, the Company’s 1992 Stock Plan, 1994 Stock Plan and 1993 Nonemployee Directors Stock Option Plan (each as amended and/or restated).

2.40    “Qualified Institutional Investor” means, as of any time of determination, a person that is described in Rule 13d-l(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such person is the Beneficial Owner of greater than 5% of the shares of common stock of the Company, does in fact report) beneficial ownership of common stock of the Company on Schedule 13G, and such person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of common stock of the Company, and (ii) shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock; provided, however, that a person which would constitute a Qualified Institutional Investor except for its failure to satisfy clause (ii) of this definition shall nonetheless constitute a Qualified Institutional Investor if (A) such person or an Affiliate of such person shall have, as of December 31, 2004, reported beneficial ownership of greater than 5% of the common stock of the Company for a period of two consecutive years, (B) such person shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock (including in such calculation the holdings of all of such person’s Affiliates and Associates (as defined in Rule 12b-2 of the Exchange Act) other than those which, under published interpretations of the Securities and Exchange Commission or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the common stock of the Company), and (C) such person shall be the Beneficial Owner of less than 30% of the Outstanding Company Common Stock.

Solely for the purposes of the above definition of “Qualified Institutional Investor,” a person shall be deemed to be the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities (i) which such person or any of such person’s Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of such person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(B) above) or disposing of any securities of the Company.

2.41    “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.42    “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.43    “Retirement” means the Employee’s Separation from Service after attainment of age 62 with at least five (5) years of service or as early as age 55 with at least five (5) years of service if such separation is approved in writing by the Company.

2.44    “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.45    “RSU Award” means an Award granted pursuant to Article VIII.

2.46    “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.47    “Section 162(m)” means section 162(m) of the Code and the Department of Treasury rules, regulations, and guidance issued thereunder (each as amended from time to time and including any successor statute and any rules, regulations and guidance issued under such successor statute).

2.48    “Section 409A” means section 409A of the Code and the Department of Treasury rules, regulations, and guidance issued thereunder (each as amended from time to time and including any successor statute and any rules, regulations and guidance issued under such successor statute).

2.49    “Separation from Service” means the termination of the Award recipient’s employment with the Company and all Affiliates as determined under Section 409A.

2.50    “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.51    “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.52    “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.53    “Termination for Cause” means a Participant’s Separation from Service at the election of the Company or an Affiliate because of the Participant’s (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant’s duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such separation shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such separation is because of the Participant’s willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the separation, if made, shall not be for cause.

ARTICLE III

ELIGIBILITY

The persons who are eligible to receive Awards under the Plan are Employees and Directors. Directors are not eligible to receive ISO Awards.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1    Authority to Grant Awards.    The Committee may grant Awards to those Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

4.2    Dedicated Shares; Maximum Awards.

(a)    Number of Shares of Stock Dedicated under the Plan for Awards.

(i)    The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 28,400,000.

(ii)    The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 2,000,000.

(iii)    The maximum value of all Awards that may be granted to a Director in a single Fiscal Year is $600,000 (for purposes of this subsection (a)(iii), the “value” of each Award to a Director in a particular Fiscal Year shall be as determined by the Committee).

(b)    Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(i)    The maximum number of shares of Stock with respect to which Options or SARs may be granted to a Participant during a Fiscal Year is 1,000,000, plus the amount of the Participant’s unused applicable Annual Award Limit for Options and SARs as of the close of the previous Fiscal Year.

(ii)    The maximum number of shares of Stock with respect to which Performance Stock Awards or Performance Unit Awards may be granted to an Employee during a Fiscal Year is 400,000.

(c)    Share Usage.

(i)    Each of the foregoing numerical limits stated in Sections 4.2(a) and 4.2(b) shall be subject to adjustment in accordance with the provisions of Section 4.5. The numbers of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules.

(ii)    Shares of Stock covered by, or in respect of, any Full Value Award granted on or after the Effective Date shall be counted against the aggregate share limit for Awards set forth in Section 4.2(a)(i) as 2.45 shares for every one share covered by, or in respect of, such Full Value Award. (For example, if 100 shares of Stock are issued in connection with a Restricted Stock Award, 245 shares shall be counted against the aggregate share limit for Awards set forth in Section 4.2(a)(i) in connection with such Restricted Stock Award.) Shares of Stock covered by, or in respect of, any Full

Value Award granted prior to the Effective Date or any other Award (i.e., that is not a Full Value Award) shall be counted against the aggregate share limit for Awards set forth in Section 4.2(a)(i) as one share.

(iii)    Any Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted pursuant to procedures adopted by the Committee in order to avoid double counting.

(iv)    If any shares of Stock covered by an Award, or to which an Award relates, are not delivered pursuant to the Plan because such Award is forfeited or cancelled in accordance with the terms of such Award and the Plan, then, to the extent of such forfeiture or cancellation, the shares of Stock covered by such Award or to which such Award relates, or in the case of a Full Value Award granted on or after the Effective Date the number of shares of Stock otherwise counted against the aggregate share limit for Awards set forth in Section 4.2(a)(i) (as described in subsection (ii) above), shall not count against the aggregate share limit for Awards set forth in Section 4.2(a)(i) and shall again be available for Awards under the Plan.

(v)    If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to such Award or are deemed tendered in payment of the Option Price of an Option to which such shares relate, such shares of Stock shall count against the aggregate share limit for Awards set forth in Section 4.2(a)(i) and shall not be available for Awards under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate share limit for Awards under the Plan set forth in Section 4.2(a)(i) as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

4.3    Non-Transferability.    From and after the Effective Date, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, or, if specifically approved by the Committee, pursuant to a domestic relations court order. A Holder may designate, in a manner established by the Committee, a beneficiary or beneficiaries to exercise the rights of the Holder and to receive any property distributable with respect to any Award upon the death of the Holder. An Award shall be exercisable, during the Holder’s lifetime, only by him or her, or his or her attorney in fact or guardian; by a permitted transferee in the case of a permitted transfer; and by the Holder’s executor, administrator or beneficiary in the case of death.

4.4    Requirements of Law.    The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5    Changes in the Company’s Capital Structure.

(a)    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)    If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is to be dissolved; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)    accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)    require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such

Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)    with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)    provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)    make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under this Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

To the extent that a Corporate Change also constitutes as a Change in Control of the Company, then the provisions of Article XIII shall govern in the event of any inconsistency between this Section 4.5 and Article XIII.

(d)    In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)    After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6    Election Under Section 83(b) of the Code.    Except as specified in an applicable Award Agreement, no Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award.

4.7    Forfeiture for Termination for Cause.    Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant Separates From Service based on a Termination for Cause, then as of the date of such separation, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8    Forfeiture Events.    The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination for Cause, termination of the Holder’s provision of services to the Company or its Affiliates, Involuntary Termination for performance reasons (as determined and designated by an appropriate Employee), violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9    Award Agreements.    Each Award shall be embodied in a written or electronic agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be in such form as determined by the Committee, and a Holder may be required to sign the Award Agreement to the extent the Committee determines, in its sole discretion. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10    Amendments of Award Agreements.    The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Option Price of a previously granted Option, (b) cancel (1) an Option when the Option Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the grant price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the Company is then listed).

4.11    Rights as Stockholder.    A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company.

4.12    Issuance of Shares of Stock.    Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13    Restrictions on Stock Received.    The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.14    Compliance With Section 409A.    Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner intended to meet the requirements of Section 409A, including regulations or other guidance issued with respect thereto. In addition, to the extent an Award is subject to Section 409A, a Holder’s payment under such an Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A, including any six-month delay in payment following Separation from Service that is required as a result of the Holder being a “specified employee” of the Company (as such term is defined in Section 409A).

4.15    Date of Grant.    The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to an individual Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option granted to such Holder and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.16    Awards May Be Granted Separately or Together.    Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any Award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

4.17    Vesting and Acceleration Limitations.    Awards which are not granted or maintained in accordance with the following provisions shall be limited in the aggregate to five percent (5%) of the shares authorized under the Plan:

(a)    except for Awards to the Company’s Canadian employees, Full Value Awards which vest based on service will vest no more favorably than one-third each year, with total vesting not occurring in less than three (3) years (not including any part of an Award for which vesting is accelerated under the terms of the Award Agreement and Section 16.3 to cover the Holder’s Withholding Obligation), and performance-based Full Value Awards will have a minimum performance period of one (1) year; and

(b)    neither the Committee nor any other authorized delegate of the Board or Committee shall accelerate the exercisability of Options, SARs or other Awards or waive vesting periods of any Awards except in the case of death, Disability, Retirement or Change in Control of the Company.

4.18    Clawback.    Notwithstanding any other provisions of the Plan or the applicable Award Agreement, any Award that is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, government regulation, or stock exchange listing requirement, or to any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement.

ARTICLE V

OPTIONS

5.1    Authority to Grant Options.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2    Option Agreement.    Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Option grant.

5.3    Option Price.    The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.4    Duration of Option.    An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed seven years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.5    Amount Exercisable.    Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.6    Exercise of Option.

(a)    General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written, telephonic, or electronic notice or in such other manner or means as determined by the Committee. Unless the Committee specifies otherwise, Options may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board (“Cashless Exercise”).

(b)    Form of Payment. Except in the case of a Cashless Exercise, no shares of Stock shall be issued upon the exercise of an Option until there has been a payment of the Option Price and any applicable Withholding Obligation to the Company by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option; (b) delivery of, or attestation (i.e., certification) of ownership of, currently-owned and unencumbered shares of Stock, which shares shall be valued for this purpose at the average Fair Market Value for the five (5) trading days preceding the date such Option is exercised; (c) through a net exercise procedure whereby the Holder surrenders the Option in exchange for that number of shares of Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the shares of Stock subject to the Option; or (d) any other form of payment which is acceptable to the Committee.

5.7    Transferability–Incentive Stock Options.    Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.8    Notification of Disqualifying Disposition.    If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

5.9    $100,000 Limitation on ISOs.    To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.10    Separation from Service.    Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1    Authority to Grant SAR Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2    General Terms.    Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the date of grant of the SAR.

6.3    SAR Agreement.    Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Award of SARs.

6.4    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the seventh anniversary date of its grant.

6.5    Exercise of SAR.    A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.7    Separation from Service.    Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1    Authority to Grant Restricted Stock Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of Restricted Stock under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2    Restricted Stock Award Agreement.    Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3    Holder’s Rights as Stockholder.    Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award, including, without limitation, the right to vote such Shares of Restricted Stock.

7.4    Separation from Service.    Each Award Agreement shall set forth the extent to which Restricted Stock Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

7.5    Dividends.    Subject to the terms and conditions of the Plan, the applicable Award Agreement and any procedures established by the Committee, all dividends and distributions in respect of unvested shares of Restricted Stock shall not be paid to the Holder of such shares, but shall be credited by the Company for the benefit of the Holder. The Company shall establish and maintain a nominal account for each Holder of unvested shares of Restricted Stock and shall reflect in such account the cash amount comprising the dividends and distributions credited in respect of such unvested shares of Restricted Stock. At such time as unrestricted shares of Stock are delivered to the Holder upon the vesting of a Restricted Stock Award, all credited cash amounts in respect of such shares shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividends and distributions credited by the Company in respect of an unvested Restricted Stock Award shall be forfeited in the same manner and at the same time as the Restricted Stock Award to which such dividends and distributions are attributable is forfeited.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1    Authority to Grant RSU Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2    RSU Award.    An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. On the date of settlement, each RSU shall have a value equal to the Fair Market Value of a share of Stock on such date.

8.3    RSU Award Agreement.    Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4    Form of Payment Under RSU Award.    Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.5    Separation from Service.    Each Award Agreement shall set forth the extent to which RSU Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all RSU Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

8.6    Dividends.    Subject to the terms and conditions of the Plan, the applicable Award Agreement and any procedures established by the Committee, all dividends and distributions in respect of the shares of Stock underlying each unvested RSU Award shall not be paid to the Holder of such RSU Award, but shall be credited by the Company for the benefit of the Holder. The Company shall establish and maintain a nominal account for each Holder of an unvested RSU Award and shall reflect in such account the cash amount comprising the dividends and distributions credited in respect of the shares of Stock underlying the Holder’s unvested RSU Award. At such time as shares of Stock are delivered to the Holder upon the vesting of the RSU Award, all credited cash amounts in respect of such vested RSU Award shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividends and distributions credited by the Company in respect of an unvested RSU Award shall be forfeited in the same manner and at the same time as the RSU Award to which such dividends and distributions are attributable is forfeited.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1    Authority to Grant Performance Stock Awards and Performance Unit Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance

Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2    Performance Goals.    Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the issuance, payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole: total stockholder return; revenue; net income; adjusted non-GAAP net income; GAAP earnings per share; non-GAAP earnings per share; stock price; stock price performance; market share; after-tax rate of return on capital expenditures; return on capital employed; return on equity; return on assets; operating income; earnings before interest expense, income taxes, and depreciation, depletion and amortization (EBITDA); earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, dry hole costs and impairments (EBITDAX); earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration costs, dry hole costs, impairments and certain other adjustments (to match realizations to production settlement months and/or to exclude non-recurring items) (Adjusted EBITDAX); forward-year cash flow multiple; cash flow; cash flow from operations; discretionary cash flow (non-GAAP); unit costs; cost reductions; production volume growth; reserve replacement ratio; finding costs; debt-to-total capitalization ratio (GAAP); and/or net debt-to-total capitalization ratio (non-GAAP). Goals may also be measured or based on performance on an absolute basis, performance relative to a target or performance relative to a specified group of peer companies.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Subject to this Article IX and Section 162(m), the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3    “Performance-Based Compensation” for Purposes of Section 162(m).    With respect to any Award granted under this Article IX to a Covered Employee that is intended to qualify for Section 162(m)’s exemption for “performance-based compensation”: (a) the Performance Goal must be established within the timeframe specified by Section 162(m) (specifically, prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates or (ii) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain); (b) any applicable stockholder approval requirements of performance-based compensation must be met; (c) prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals and any of the material terms thereof were, in fact, satisfied; and (d) neither the Committee nor the Board may increase the amount payable under such Award.

9.4    Written Agreement.    Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5    Form of Payment Under Performance Unit Award.    Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.

9.6    Holder’s Rights as Stockholder With Respect to a Performance Stock Award.    Subject to the terms and conditions of the Plan or as otherwise provided in an Award Agreement, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.7    Dividends.    Subject to the terms and conditions of the Plan, the applicable Award Agreement and any procedures established by the Committee, all dividends and distributions in respect of unvested shares of Performance Stock or in respect of the shares of Stock underlying each unvested Performance Units Award shall not be paid to the Holder of such shares or units, but shall be credited by the Company for the benefit of the Holder. The Company shall establish and maintain a nominal account for each Holder of unvested shares of Performance Stock or an unvested Performance Units Award and shall reflect in such account the cash amount comprising the dividends and distributions credited in respect of such unvested shares of Performance Stock or such shares of Stock underlying the unvested Performance Units Award (as the case may be). At such time as unrestricted shares of Stock are delivered to the Holder upon the vesting of a Performance Stock Award or shares of Stock are delivered to the Holder upon the vesting of a Performance Units Award, all credited cash amounts in respect of such shares or units (as the case may be) shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividends and distributions credited by the Company in respect of unvested Performance Stock Awards or unvested Performance Units Awards shall be forfeited in the same manner and at the same time as the Performance Stock Award or Performance Units Award (as the case may be) to which such dividends and distributions are attributable is forfeited.

9.8    Executive Officer Bonus Plan.    The issuance of shares of Performance Stock or Performance Units under the Plan may also be in lieu of cash payments under the Executive Officer Bonus Plan, based upon attainment of the performance criteria established under the terms of the Executive Officer Bonus Plan.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board or Committee.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1    Authority to Grant Other Stock-Based Awards.    The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2    Value of Other Stock-Based Award.    Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

11.3    Payment of Other Stock-Based Award.    Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

11.4    Separation from Service.    The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

ARTICLE XII

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIII

CHANGE IN CONTROL OF THE COMPANY

13.1    Change in Control of the Company.    Upon the occurrence of a Change in Control of the Company, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable upon the effective date of the Change in Control of the Company;

(b) any Period of Restriction and restrictions imposed on Restricted Stock and Restricted Stock Units shall lapse upon the effective date of the Change in Control of the Company;

(c) the target payout opportunities attainable under all outstanding Awards of Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control of the Company;

(i) The vesting of all Awards denominated in shares of Stock shall be accelerated as of the effective date of the Change in Control of the Company, and shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control of the Company. The Committee has the authority to pay all or any portion of the value of the shares of stock in cash;

(ii) Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change in Control of the Company; and

(d) unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, the Committee shall pay out all Other Stock-Based Awards.

(e) Subject to the acceleration of vesting of outstanding Options, the Committee, in its discretion, may provide that in the event of a Change in Control of the Company pursuant to Section 2.6(b) or (c), no later than ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease, or exchange or assets or dissolution or such election of directors, or in the event of a Change in Control of the Company pursuant to Section 2.6(a), no later than thirty (30) days after the occurrence of such Change in Control of the Company, that (i) Options may be exercised in full only for a limited period of time on or before a specified date (before or after such Change in Control of the Company) fixed by the Committee, after which specified date all unexercised Options and all rights of the Participants thereunder shall terminate, or (ii) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants as of a date, before or after such Change in Control of the Company, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash per share of stock equal to the excess, if any of the “Change in Control of the Company Value” of the shares of stock subject to such Option over the Option Price(s) under such Options for such shares of stock.

For the purpose of this Section 13.1(e), “Change in Control of the Company Value” shall equal the amount determined in clause (i), (ii), or (iii), whichever is applicable, as follows: (i) the per share price of the Stock offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets, or dissolution transaction, (ii) the per share price of the Stock offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control of the Company takes place, or (iii) if such Change in Control of the Company occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares in which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

13.2    Delay of Payment due to Section 409A.    Notwithstanding Section 13.1, if a payment under an Award Agreement is subject to Section 409A and if the Change of Control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Article XIII shall be delayed until the earliest time that such payment would be Permissible under Section 409A.

ARTICLE XIV

ADMINISTRATION

14.1    Awards.    The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

14.2    Authority of the Committee.    The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interest of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price, if any, of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (e) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Holder thereof or of the Committee; (f) accelerate the time at which any outstanding Award will vest; (g) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (h) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (i) make a determination as to the right of any person to receive payment of an Award or other benefit; and (j) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

14.3    Decisions Binding.    All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

14.4    No Liability.    Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XV

AMENDMENT OR TERMINATION OF PLAN

15.1    Amendment, Modification, Suspension, and Termination.    Subject to Section 15.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without the approval of the Company’s stockholders if such stockholder approval is required by applicable law or stock exchange rules and, except as provided in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Option Price of a previously granted Option, (b) cancel (1) an Option when the Option Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the grant price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the Company is then listed).

15.2    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI

MISCELLANEOUS

16.1    Unfunded Plan/No Establishment of a Trust Fund.    Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.2    No Employment Obligation.    The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

16.3    Tax Withholding.    Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee, the Company or any Affiliate shall be entitled to deduct from any Award any sums required by applicable federal, state, local and/or foreign tax law to be remitted in connection with the vesting or exercise of such Award or the lapse of restrictions on such Award (such sums required to be remitted, a “Withholding Obligation,” and the date on which such obligation arises, the “Tax Date”).

Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee (and in furtherance of, and not in limitation of, the provisions of the immediately preceding paragraph), (i) the Company or any Affiliate may withhold from any Award payable in shares of Stock a number of shares of Stock equal to the Holder’s Withholding Obligation, rounded up to the next whole share; (ii) the Company or any Affiliate may, in the alternative, permit the Holder to elect to pay his or her Withholding Obligation by either of, or a combination of, the following: (a) delivering cash or check within one business day after the Tax Date and/or (b) electing to have the Company or such Affiliate withhold from such Award a number of shares of Stock equal to the Withholding Obligation, rounded up to the next whole share; and (iii) if the Award is payable or to be otherwise settled in whole or in part in cash, the Company or any Affiliate may in its discretion, at the request of the Holder, permit the Holder to either pay in cash, or elect to have withheld from cash amounts due the Holder upon the vesting, exercise or settlement of such Award, amounts in excess of the Withholding Obligation if permitted by applicable law and provided that such excess withholding does not result in adverse accounting treatment for the Company or such Affiliate.

To the extent that (i) restrictions on an Award lapse prior to settlement of such Award and such lapse results in a Withholding Obligation or (ii) under applicable federal, state, local and/or foreign tax law a Withholding Obligation arises in respect of an Award prior to the vesting date of, or lapse of restrictions on, such Award, the Company or any Affiliate may (in lieu of (or in combination with) permitting the Holder of such Award to satisfy such Withholding Obligation by delivering cash or check within one business day after the Tax Date) provide that a portion of such Award shall (1) vest on an accelerated basis and settle effective as of the Tax Date (but only to the extent of such Withholding Obligation (that is not to be satisfied by such Holder via delivery of cash or check), which, for the avoidance of doubt, shall be calculated to include any corresponding or additional Withholding Obligation due as a result of such accelerated vesting and settlement) and (2) be reported and remitted by the Company or such Affiliate to the appropriate tax authorities. The Company or any Affiliate may adopt such procedures (not inconsistent with the provisions of this Section 16.3) as it may deem necessary, appropriate or advisable to effect the accelerated vesting, settlement, reporting and remittance contemplated and authorized by this paragraph.

For purposes of valuing shares of Stock withheld to satisfy any Withholding Obligation under this Section 16.3, the value of such shares shall be calculated using the closing price (as reported on the principal securities exchange on which the Stock is traded) of a share of Stock on the Tax Date (or, if the Tax Date is not a trading day on the principal securities exchange on which the Stock is traded, the immediately preceding trading day). Any withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title, and interest in such shares of Stock shall terminate.

The Committee may suspend or terminate the right of a Holder to satisfy his or her Withholding Obligation by withholding shares of Stock as contemplated under this Section 16.3, provided (i) such change is approved prior to exercise of the Option or SAR or the vesting or settlement of (or lapse of restrictions on) any other type of Award and (ii) such Holder is not then an Insider.

Neither the Company nor any Affiliate shall have any obligation upon vesting or exercise of any Award or lapse of restrictions on any Award until the Company or such Affiliate has received payment sufficient to cover the Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence or amount of any Withholding Obligation.

16.4    Gender and Number.    If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

16.5    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.6    Headings.    Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

16.7    Other Compensation Plans.    The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees and Directors.

16.8    Retirement and Welfare Plans.    Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

16.9    Other Awards.    The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

16.10    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.11    Law Limitations/Governmental Approvals.    The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.12    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.13    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

16.14    Investment Representations.    The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

16.15    Persons Residing Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 16.15 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.

16.16    Arbitration of Disputes.    Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

16.17    Governing Law.    The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

16.18    Prior Plans.    The Plan shall serve as the successor to each of the Prior Plans and no further grants shall be made under any of the Prior Plans from and after the Initial Effective Date. All outstanding grants or awards under the Prior Plans shall continue to be governed by the terms and conditions of the applicable Prior Plan and the grant agreement, award agreement or other instrument evidencing such grant or award. Notwithstanding any provision in the Plan to the contrary, no provision of the Plan is intended to modify, extend or renew any award granted under any of the Prior Plans. All terms, conditions and limitations, if any, that are set forth in any previously granted grant agreement, award agreement or other instrument evidencing such grant or award shall remain in full force and effect under the terms of the respective Prior Plan pursuant to which it was issued.

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, you may contact EOG Resources, Inc. at (713) 651-6260 (Attention: Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56844-P32893                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:
1.	To elect seven directors of the Company to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified.	For	Against	Abstain
	Nominees:				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:		For	Against	Abstain
	1a. Charles R. Crisp 1b. James C. Day 1c. Mark G. Papa 1d. H. Leighton Steward	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	2.

To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2013.

							☐	☐	☐
	1e. Donald F. Textor 1f. William R. Thomas 1g. Frank G. Wisner	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	To approve the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan.	☐	☐	☐
					4.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend the annual meeting.	☐	☐
		Yes	No

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

2013 Annual Meeting of Stockholders

Thursday, May 2, 2013

3:00 P.M.

Doubletree Hotel

Dezavala Meeting Room

400 Dallas Street

Houston, Texas

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of

Stockholders To Be Held on May 2, 2013:

The Notice of Annual Meeting of Stockholders, 2013 Proxy Statement and 2012 Annual Report

are available at www.proxyvote.com and at www.eogresources.com/investors/annreport.html.

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.M56845-P32893

EOG RESOURCES, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS
May 2, 2013

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.

The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Michael P. Donaldson and Amos J. Oelking, III with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2013 annual meeting of stockholders to be held on Thursday, May 2, 2013, at 3:00 p.m., Houston time, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 8, 2013. The Board of Directors recommends a vote “FOR” each of the nominees for directors, and “FOR” Items 2, 3, and 4, as set forth on the reverse side.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, AND “FOR” ITEMS 2, 3, AND 4 AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Do not return your proxy card if you are voting by Internet or telephone.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (continued on other side)